                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                  SUNTRUST BANKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                (SUNTRUST LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
SunTrust Banks, Inc.

     The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, on Tuesday, April 20, 2004, at 9:30 a.m. local time, for the following purposes:

          1. To elect 5 directors to serve until the Annual Meeting of Shareholders in 2007;

          2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004;

          3. To approve SunTrust's 2004 Stock Plan; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 20, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     For your convenience, we are also offering an audio webcast of the meeting. If you choose to listen to the webcast, go to "Investor Relations" located under "About SunTrust" at www.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our site beginning the afternoon of April 20.

     Your attention is directed to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Raymond D. Fortin
                                          Corporate Secretary

March 1, 2004

                                IMPORTANT NOTICE

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY: (1) A TOLL-FREE TELEPHONE CALL, (2) THE INTERNET, OR (3) COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POSTAGE PAID ENVELOPE PROVIDED.

                               TABLE OF CONTENTS

PROXY STATEMENT.............................................     1
ELECTION OF DIRECTORS.......................................     2
  Director Selection Process................................     2
  Nominees for Directorship (Item 1)........................     3
  Nominees for Term Expiring in 2007........................     3
  Directors Whose Terms Expire in 2006......................     4
  Directors Whose Terms Expire in 2005......................     4
  Board Committees..........................................     7
  Attendance and Compensation...............................     9
  Corporate Governance......................................     9
  Shareholder Communications with Directors.................    10
EXECUTIVE COMPENSATION......................................    10
  Executive Officers........................................    10
  Report of the Compensation Committee on Executive
     Compensation...........................................    11
  Summary of Cash and Certain Other Compensation............    16
  Stock Options.............................................    17
     Option Grants During 2003..............................    17
     Aggregated Option Exercises in 2003 and December 31,
      2003 Option Values....................................    18
  Equity Compensation Plans.................................    18
  Pension Plans.............................................    19
  Change in Control Agreements..............................    20
RATIFICATION OF INDEPENDENT AUDITORS (ITEM 2)...............    20
AUDIT COMMITTEE REPORT......................................    20
AUDIT FEES AND RELATED MATTERS..............................    21
  Audit and Non-Audit Fees..................................    21
  Audit Committee Policy for Pre-approval of Independent
     Auditor Services.......................................    22
STOCK PRICE PERFORMANCE GRAPH...............................    22
STOCK OWNERSHIP OF CERTAIN PERSONS..........................    23
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION............    24
  Compensation Committee Interlocks and Insider
     Participation..........................................    24
  Section 16(a) Beneficial Ownership Reporting Compliance...    24
PROPOSAL TO APPROVE SUNTRUST'S 2004 STOCK PLAN (ITEM 3).....    24
ADDITIONAL INFORMATION......................................    31
  Shareholder Nominations for Election to the Board.........    31
  Shareholder Proposals for Next Year's Meeting.............    31
  Record Date; Shares Outstanding...........................    32
  Quorum and Voting.........................................    32
  Proxy Solicitation........................................    33
  Change in Accountant in 2002..............................    33
  Next Year's Annual Meeting................................    33
  Other Matters.............................................    33
AUDIT COMMITTEE CHARTER.....................................   A-1
SUNTRUST BANKS, INC. 2004 STOCK PLAN........................   B-1
SUNTRUST BANKS, INC. AUDIT COMMITTEE POLICY FOR PRE-APPROVAL
  OF INDEPENDENT AUDITOR SERVICES...........................   C-1

                              SUNTRUST BANKS, INC.

                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. in connection with the Annual Meeting of Shareholders of SunTrust to be held on Tuesday, April 20, 2004. This Proxy Statement and the enclosed proxy are being first mailed to SunTrust's shareholders on or about March 8, 2004.

     Voting your shares. The enclosed proxy is for use if you are unable to attend the Annual Meeting in person or wish to have your shares voted by proxy even if you attend the Annual Meeting. You may revoke the proxy at any time before it is exercised by notice to the Corporate Secretary of SunTrust, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies for the proposals described below will be voted as recommended by the Board of Directors.

     IMPORTANT: The Securities and Exchange Commission recently approved new rules that prohibit brokers or other nominees that are New York Stock Exchange member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. If your shares are being voted by a broker, or other nominee who is a NYSE member organization, such shares will only be voted in favor of Item 3 of this Proxy Statement if you have provided specific voting instructions to your broker or other nominee to vote such shares in favor of that proposal. Because the required vote of shareholders to approve this proposal is based upon the total number of votes cast, the failure to submit a proxy card or vote in person, the abstention from voting, or the failure to give a broker instructions for how to vote on the 2004 Stock Plan could, depending on the number of votes cast, have the same effect as a vote "AGAINST" this proposal.

     Method of Voting. You can simplify your voting and reduce SunTrust's costs by voting your shares via telephone or the Internet. The telephone and Internet voting procedures are designed to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card.

     Webcast of Annual Meeting. SunTrust is pleased to offer an audio webcast of the 2004 Annual Meeting. If you choose to listen to the webcast, go to "Investor Relations" located under "About SunTrust" at www.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our site beginning the afternoon of April 20 and available until May 20, 2004.

     Please note that you will not be able to vote your shares via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described above prior to the meeting.

                             ELECTION OF DIRECTORS

DIRECTOR SELECTION PROCESS

     SunTrust maintains a standing Governance and Nominating Committee, which we refer to in this section as the Committee, comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending to the Board director nominees. This Committee was established in November 2003 when the Board transferred the governance and nominating functions from the current Compensation Committee (formerly known as the Compensation and Governance Committee) to the Committee. The Committee will periodically review the size and composition of the Board and determine whether it is necessary to add or replace directors. The Committee's charter is available on SunTrust's website at www.suntrust.com.

     Nominees for director will be selected on the basis of outstanding achievement in their careers; broad experience; independence; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Board believes that each director should have, and nominees are expected to have the capacity to obtain, a basic understanding of (i) the principal operational and financial objectives and plans and strategies of SunTrust, (ii) the results of operations and financial condition of SunTrust and of any significant subsidiaries or business segments, and (iii) the relative standing of SunTrust and its business segments in relation to its competitors. The Committee considers it essential that the Audit Committee have at least one member who qualifies as an "audit committee financial expert".

     The Committee and the Board consider a variety of sources when selecting individuals as potential Board members. Generally, SunTrust will not retain a search firm to assist in the selection of directors. Historically, most of SunTrust's director nominees have served on one of SunTrust Bank's local boards or the board of a company acquired by SunTrust, and have had a leadership position with an entity that is located in a community served by SunTrust. This practice has served SunTrust well and has been used in part to select the candidates that were considered as nominees. The Committee and the Board consider SunTrust Bank local board members to be an excellent source for nominees because service on a local SunTrust bank board gives an individual an opportunity to better understand SunTrust and to determine the level of contribution that individual can make to SunTrust and its constituents. In addition, the Committee considers certain chief executive officers of publicly held companies that are headquartered in SunTrust's markets. SunTrust senior management assembles the list of candidates that are to be considered by the Committee. The Committee and Board also take into consideration the diversity of the Board when selecting nominees. The Committee will review this process from time to time and may alter the process in its discretion.

     In August 2003, the Compensation Committee (then acting as the nominating committee) instructed management to review the SunTrust Bank local directors and to submit a list of such directors that might be suitable candidates for the Board. The Compensation Committee considered those candidates and recommended to the Board that J. Hicks Lanier be elected as a director to fill a vacancy on the Board until the 2004 Annual Meeting. Mr. Lanier served on SunTrust Bank's local Atlanta Board for over 20 years. Mr. Lanier was elected a director at the Board's November 2003 meeting.

     In December 2003, the Committee met and reviewed the process for selecting directors, including the process of identifying and evaluating nominees for director. The Committee affirmed the process set forth above, reviewed several candidates from the sources mentioned above and applied the criteria described above. After deliberation, the Committee selected 2 potential nominees, Robert
M. Beall, II and Jeffrey C. Crowe, to be contacted by the Chairman of the Committee and/or the Chairman of the Board. Such individuals were contacted and indicated an interest in serving on the Board. The Committee met on February 10, 2004 and again reviewed the qualifications and independence of Mr. Beall and Mr. Crowe and unanimously voted to nominate and recommend to the Board that Mr. Beall and Mr. Crowe serve as directors of SunTrust. On February 10, 2004, after reviewing the qualifications and independence of the nominees, the Board unanimously adopted a resolution recommending that the shareholders elect Mr. Beall and Mr. Crowe as directors at the Annual Meeting as set forth in Item 1 below.

     The Committee will consider candidates for director nominees put forward by shareholders. The proposal should state how the proposed candidate meets the criteria described above and the shareholder must comply with the other requirements set forth in the section entitled "Shareholder Nominations for Election to the Board" under the heading "Additional Information". The Committee will consider candidates proposed by shareholders by evaluating such candidates in the same manner and using the factors described above. The Committee will also adhere to all applicable laws and regulations.

NOMINEES FOR DIRECTORSHIP
(ITEM 1)

     The Board of Directors, under the terms of SunTrust's bylaws, has determined that the number of directors constituting the Board shall be 14, with directors divided into 3 classes serving staggered 3-year terms. There are 3 directors, J. Hicks Lanier, Larry L. Prince and Frank S. Royal, M.D., who have been nominated to stand for reelection as directors at the Annual Meeting in 2004 for a term expiring in 2007. Two new candidates for election, Robert M. Beall, II and Jeffrey C. Crowe, have been nominated to stand for election as directors for terms expiring in 2007. In addition to the 5 nominees, there are 9 other directors continuing to serve on the Board, whose terms expire in 2005 and 2006. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

     A. W. Dahlberg retired as a director of SunTrust on July 18, 2003 after more than 7 years of service. Summerfield K. Johnston, Jr., R. Randall Rollins and James B. Williams, who are currently serving as directors of SunTrust, will each retire effective the day of the Annual Meeting. Mr. Johnston has served as a director of SunTrust for the past 7 years, Mr. Rollins has served as a director for the past 9 years and Mr. Williams has served as a director for the past 20 years.

     You may not vote your proxy for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. If, at the time of the Annual Meeting, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board recommends. The Board has no reason to believe that any nominee will be unable or decline to serve as a director.

     The following table sets forth for each nominee and each director whose term continues after the meeting his or her age, the number of shares of SunTrust common stock beneficially owned by such person on December 31, 2003, a brief description of his or her principal occupation and business experience during the last 5 years, certain other directorships held and how long he or she has been a director of SunTrust. Except for Mr. Humann, none of the nominees or directors are employed by entities that are affiliates of SunTrust.

                                                                                 SHARES OF
                                                                 DIRECTOR         SUNTRUST
NAME, PRINCIPAL OCCUPATION, CERTAIN OTHER DIRECTORSHIPS AND AGE    SINCE     COMMON STOCK(1)(2)
---------------------------------------------------------------  ---------   ------------------
NOMINEES FOR TERM EXPIRING IN 2007
 ------------------------------------------------------------

ROBERT M. BEALL, II is Chairman and Chief Executive Officer of   (Nominee)            2,000(3)
  Beall's, Inc., the parent company of Beall's Department
  Stores, Inc. and Beall's Outlet Stores, Inc., which operate retail stores located from Florida to California. He is also a director of FPL Group, Inc. Mr. Beall is 60.

JEFFREY C. CROWE is Chairman of the Board and Chief Executive    (Nominee)            1,200(4)
  Officer of Landstar System, Inc. Landstar System, Inc. and
  its affiliates provide transportation services to customers throughout North America. Mr. Crowe is also Chairman of the
  U.S. Chamber of Commerce, and has held this position since
  June 2003. From June 2002 to June 2003, he served as Vice
  Chairman of the U.S. Chamber of Commerce. From October 1993
  to October 2003, he served as Chairman of the National
  Defense Transportation Association. He is also a director of
  Silgan Holdings, Inc. Mr. Crowe is 57.

                                                                                SHARES OF
                                                                 DIRECTOR        SUNTRUST
NAME, PRINCIPAL OCCUPATION, CERTAIN OTHER DIRECTORSHIPS AND AGE    SINCE       COMMON STOCK
---------------------------------------------------------------  ---------   ----------------

J. HICKS LANIER is Chairman and Chief Executive Officer of            2003         69,481(5)
  Oxford Industries, Inc., a business engaged in the design, manufacture, marketing and sale of consumer apparel products.
  Mr. Lanier is also a director of Crawford & Company, Genuine
  Parts Company and WestPoint Stevens, Inc. Mr. Lanier is 63.

LARRY L. PRINCE is Chairman of the Board and Chief Executive          1996        512,000(6)
  Officer of Genuine Parts Company, a service organization
  engaged in the distribution of automotive replacement parts, industrial replacement parts and office products. Mr. Prince is also a director of Crawford & Company, Equifax Inc. and
  John H. Harland Co. Mr. Prince is 65.

FRANK S. ROYAL, M.D. is President and a member of Frank S.            1998         11,837(7)
  Royal, M.D., P.C. (family medicine). Dr. Royal is also a
  director of Chesapeake Corporation, Columbia/HCA Healthcare
  Corporation, CSX Corporation, Dominion Resources, Inc. and
  Smithfield Foods, Inc. Dr. Royal is 64.

DIRECTORS WHOSE TERMS EXPIRE IN 2006
 ------------------------------------------------------------

J. HYATT BROWN is Chairman of the Board and Chief Executive           1984         56,000(8)
  Officer of Brown & Brown, Inc., an insurance agency. He is also a director of BellSouth Corporation, FPL Group, Inc.,
  International Speedway Corporation and Rock-Tenn Company. Mr.
  Brown is 66.

ALSTON D. CORRELL is Chairman of the Board and Chief Executive        1997         21,235(9)
  Officer of Georgia-Pacific Corporation, a manufacturer and distributor of pulp, paper and building products. He is also a director of Mirant Corporation and Norfolk Southern Corp.
  Mr. Correll is 62.

DOUGLAS N. DAFT is the Chairman of the Board and Chief                2000          9,000(10)
  Executive Officer of The Coca-Cola Company, and has held
  these positions since February 17, 2000. He served as
  President and Chief Operating Officer of The Coca-Cola
  Company from December 5, 1999 until February 17, 2000. He
  previously served as Senior Vice President of The Coca-Cola
  Company from 1991 until December 5, 1999. Mr. Daft also
  served as President of the Middle and Far East Group from
  January 1995 until December 1999, which included management responsibility for the Africa Group and the Schweppes
  Beverages Division from October 1999 until December 1999. He is also a director of The McGraw-Hill Companies, Inc. Mr.
  Daft is 60.

DAVID H. HUGHES is Chairman of the Board of Hughes Supply,            1984         54,240(11)
  Inc., a distributor of construction materials. Until May
  2003, he also served as Chief Executive Officer of Hughes
  Supply, Inc. Mr. Hughes is also a director of Brown & Brown,
  Inc. and Darden Restaurants, Inc. Mr. Hughes is 60.

G. GILMER MINOR, III is Chairman of the Board and Chief               1998         16,044(12)
  Executive Officer of Owens & Minor, Inc., a national
  distributor of hospital and medical supplies. Mr. Minor was named Chairman of Owens & Minor, Inc. in May 1994 and also serves as a director. Mr. Minor is 63.

DIRECTORS WHOSE TERMS EXPIRE IN 2005
 ------------------------------------------------------------

PATRICIA C. FRIST is a partner in Frist Capital Partners, which       2000          6,574(13)
  invests in equities, real estate and venture capital. Mrs.
  Frist is also President of Frisco, Inc., an investment
  corporation, as well as President of the Patricia C. Frist and Thomas F. Frist, Jr. Foundation. Mrs. Frist is 64.

                                                                                SHARES OF
                                                                 DIRECTOR        SUNTRUST
NAME, PRINCIPAL OCCUPATION, CERTAIN OTHER DIRECTORSHIPS AND AGE    SINCE       COMMON STOCK
---------------------------------------------------------------  ---------   ----------------
L. PHILLIP HUMANN is Chairman of the Board, President and Chief       1991        821,596(14)
  Executive Officer of SunTrust. He is a director of Coca-Cola
  Enterprises Inc., Equifax Inc. and Haverty Furniture
  Companies, Inc. Mr. Humann is 58.

M. DOUGLAS IVESTER retired as Chairman of the Board and Chief         1998         36,000(15)
  Executive Officer of The Coca-Cola Company on February 17,
  2000. He served as President and Chief Operating Officer of
  The Coca-Cola Company from July 1994 until elected Chairman of the Board and Chief Executive Officer in October 1997. He
  is also a director of Georgia-Pacific Corporation, S1
  Corporation and Service Central, Inc. Mr. Ivester is 56.

KAREN HASTIE WILLIAMS is a partner in the Washington, D.C. law        2002          4,317(16)
  firm of Crowell & Moring LLP. She is also a director of Chubb
  Corporation, Continental Airlines, Inc., Gannett Company,
  Inc. and WGL Holdings, Inc. Ms. Williams is 59.

---------------

 (1) In addition to the shares beneficially owned, the following directors have elected to defer payment of the directors' fees payable to them under the SunTrust Directors Deferred Compensation Plan, with such amounts to earn a return to be determined as if they had been invested in SunTrust common stock. The deferred compensation account of the directors listed below included amounts equivalent to the number of shares of SunTrust common stock listed opposite their names as of December 31, 2003:

NAME                      NUMBER OF SHARES
----                      ----------------
Alston D. Correll              7,001
Douglas N. Daft                3,502
M. Douglas Ivester             6,165
Larry L. Prince                8,545

 (2) SunTrust common stock beneficially owned as of December 31, 2003. As of such date, no nominee or director was a beneficial owner of more than 1% of the outstanding shares of SunTrust common stock. Except as otherwise indicated, each director possessed sole voting and investment power with respect to all shares set forth opposite his or her name.
 (3) Reflects beneficial ownership as of February 12, 2004.
 (4) Mr. Crowe shares voting and investment power with respect to all such shares.
 (5) Includes 38,495 shares in a family foundation of which Mr. Lanier is Chairman. Mr. Lanier shares voting and investment power with respect to these shares. Also includes 10,668 shares held in trust for the estate of Mr. Lanier's brother, and 6,268 shares held in trust for his sister. Mr. Lanier disclaims beneficial ownership of all such shares.
 (6) Includes 6,000 shares that are the subject of exercisable stock options. Includes 504,000 shares held by two foundations of which Mr. Prince is a trustee.
 (7) Includes 6,000 shares that are the subject of exercisable stock options. Includes 1,859 shares of common stock equivalents credited to Dr. Royal's account under the Crestar Financial Corporation Directors' Equity Program, as the plan provides for payments in SunTrust common stock.
 (8) Includes 6,000 shares that are the subject of exercisable stock options. Mr. Brown shares voting and investment power with respect to 50,000 shares.
 (9) Includes 6,000 shares that are the subject of exercisable stock options.
(10) Includes 6,000 shares that are the subject of exercisable stock options.
(11) Includes 6,000 shares that are the subject of exercisable stock options.
(12) Includes 4,000 shares that are the subject of exercisable stock options. Includes 1,617 shares of common stock equivalents credited to Mr. Minor's account under the Crestar Financial Corporation Directors' Equity Program.

(13) Includes 6,000 shares that are the subject of exercisable stock options and 74 shares owned by Mrs. Frist's spouse, who has sole voting and investment power over such shares.
(14) Includes 28,005 shares held for the benefit of Mr. Humann under SunTrust's 401(k) Plan, 140,000 shares of common stock equivalents granted in exchange for restricted stock, and 225,000 shares that are the subject of exercisable stock options. Does not include 8,785 shares of common stock equivalents credited to Mr. Humann's stock account under SunTrust's 401(k) Excess Plan.
(15) Includes 6,000 shares that are the subject of exercisable stock options.
(16) Includes 2,000 shares that are the subject of exercisable stock options. Includes 1,617 shares of common stock equivalents credited to Ms. Williams' account under the Crestar Financial Corporation Directors' Equity Program.

BOARD COMMITTEES

     The Board has 4 committees: (1) Executive Committee; (2) Audit Committee;
(3) Governance and Nominating Committee; and (4) Compensation Committee. The membership during 2003, the functions of each committee and the number of meetings held are described below.

                                                                                NUMBER OF MEETINGS
NAME OF COMMITTEE AND MEMBERS               FUNCTIONS OF COMMITTEE                    IN 2003
EXECUTIVE:                       - May exercise authority of full Board                  5
                                   except that it may not:
James B. Williams, Chairman        - approve or propose to shareholders any
J. Hyatt Brown                       action that must lawfully be approved by
Douglas N. Daft                      shareholders;
L. Phillip Humann                  - fill vacancies on the Board or any
Summerfield K. Johnston, Jr.         committee;
                                   - amend the Articles of Incorporation;
                                   - adopt, amend or repeal the bylaws; or
                                   - approve a dissolution or merger of
                                     SunTrust or the sale of all or
                                     substantially all the assets of SunTrust.

AUDIT:                           - Appoints, compensates, retains, and                  10
                                   directly oversees the work of SunTrust's
M. Douglas Ivester, Chairman       independent auditor (subject to
Patricia C. Frist                  shareholder ratification if applicable).
J. Hicks Lanier                  - Monitors the following:
R. Randall Rollins                 - the integrity of SunTrust's financial
Frank S. Royal, M.D.                 statements;
Karen Hastie Williams              - the independence and qualifications of
                                     its independent auditor;
                                   - SunTrust's system of internal controls;
                                   - the performance of SunTrust's internal
                                     audit process and independent auditor; and
                                   - SunTrust's compliance with laws,
                                     regulations and the codes of conduct.
                                 - Resolves any disagreements between
                                   management and the auditors regarding
                                   financial reporting.
                                 - Pre-approves all audit services and
                                   permitted non-audit services provided to
                                   SunTrust by its independent auditor.
                                 - Performs other related duties as defined
                                   in a written charter approved by the Board,
                                   which is attached hereto as Exhibit A to
                                   the Proxy Statement.
                                 - Has only members that meet the
                                   independence and experience requirements set
                                   forth in SunTrust's Corporate Governance
                                   Guidelines, as well as the requirements of
                                   the Securities and Exchange Act of 1934
                                   and applicable rules, the rules of the New
                                   York Stock Exchange, where SunTrust's
                                   common stock is listed, and other rules
                                   and regulations of the Securities and
                                   Exchange Commission. Mr. Ivester meets the
                                   definition of "audit committee financial
                                   expert" as defined by the Securities and
                                   Exchange Commission's rules and
                                   regulations.

                                                                                NUMBER OF MEETINGS
NAME OF COMMITTEE AND MEMBERS               FUNCTIONS OF COMMITTEE                    IN 2003
GOVERNANCE AND NOMINATING:       - Responsible for making recommendations to             5(1)
                                   the Board regarding the size and composition
David H. Hughes, Chairman          of the Board, reviewing qualifications of
Alston D. Correll                  candidates to the Board and recommending
M. Douglas Ivester                 nominees to the Board.
G. Gilmer Minor, III             - Has sole authority for retaining or
Karen Hastie Williams              terminating any search firm used to identify
                                   director candidates and determining such
                                   firm's fees.
                                 - Responsible for taking a leadership role
                                   in shaping the corporate governance of
                                   SunTrust.
                                 - Responsible for developing and
                                   recommending to the Board a set of corporate
                                   governance guidelines, and periodically
                                   reviewing and reassessing the adequacy of
                                   those principles and recommending any
                                   proposed changes to the Board for
                                   approval.
                                 - Responsible for leading the Board in its
                                   annual review of the Board's performance.
                                 - Responsible for addressing committee
                                   structure and operations, committee
                                   reporting to the Board, committee member
                                   qualifications and committee member
                                   appointment and removal.
                                 - Has only members that are independent
                                   under SunTrust's Corporate Governance
                                   Guidelines, as well as the rules of the
                                   New York Stock Exchange.

COMPENSATION:                    - Responsible for approving the compensation            6(2)
                                   arrangements for senior management.
Larry L. Prince, Chairman        - Responsible for oversight and
Alston D. Correll                  administration of certain executive and
David H. Hughes                    employee compensation and benefit plans,
G. Gilmer Minor, III               including the Stock Plans, Management
                                   Incentive Plan, Performance Unit Plan,
                                   401(k) Excess Plan, Supplemental Executive
                                   Retirement Plan, ERISA Excess Retirement
                                   Plan and Change in Control Agreements.
                                 - Has only members that are independent
                                   under SunTrust's Corporate Governance
                                   Guidelines, as well as the rules of the
                                   New York Stock Exchange.

(1) Until November 2003, this committee was called the Compensation and Governance Committee and consisted of the directors that are now serving on the Compensation Committee. In November, a separate, independent committee called the Governance and Nominating Committee was formed. Four of the meetings noted were meetings of the Compensation and Governance Committee, and 1 was a meeting of the Governance and Nominating Committee.
(2) In November 2003 when the Governance and Nominating Committee was formed, the name of this committee was changed to the Compensation Committee. Four of the meetings were held while the committee was known as the Compensation and Governance Committee and 2 of the meetings were held while the committee was known as the Compensation Committee.

ATTENDANCE AND COMPENSATION

     Attendance. Regular meetings of the Board are held quarterly. During 2003, the Board held 4 meetings. All SunTrust directors attended at least 75% of the Board meetings and meetings of committees on which they served. SunTrust expects, but does not require, directors to attend the Annual Meeting of Shareholders. Last year all directors attended SunTrust's Annual Meeting of Shareholders.

     Compensation. Each director who is not also an employee of SunTrust or its subsidiaries received an annual retainer of $45,000 in 2003 and was paid a fee of $1,500 for each Board or committee meeting attended. Directors also received a grant of 2,000 non-qualified stock options which vested immediately and have a 10 year term. Directors serving as directors of SunTrust's subsidiaries only receive meeting attendance fees for service on those Boards. Directors may defer fees payable to them under SunTrust's Directors Deferred Compensation Plan. The return on such deferred amount is determined, at the election of the director, as if such funds had been invested in SunTrust common stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank computed on a quarterly basis.

     Mr. Williams, SunTrust's former Chairman of the Board and Chief Executive Officer who retired on March 21, 1998, is serving as a non-employee director of SunTrust and Chairman of the Executive Committee. In his capacity as a former Chief Executive Officer of SunTrust, Mr. Williams has been provided certain perquisites, including an office, office equipment and supplies and general secretarial support.

     Additional Information Regarding Former Crestar Financial Corporation Directors. Mr. Minor, Dr. Royal and Ms. Williams, all former Crestar directors, also participate in a Crestar directors' program providing deferred benefits based on 1996 director awards plus their prior elective deferrals of Crestar retainers. These benefits are calculated in common stock equivalents and paid, after their directorship ends, in whole shares of SunTrust common stock, with cash for any fractional share.

CORPORATE GOVERNANCE

     The Board of Directors has determined that the majority of SunTrust's directors are independent. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with SunTrust or its management that may impair the director's ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest. Generally, credit relationships with directors and their affiliates will not impair independence so long as the terms of the credit relationship are similar to other comparable borrowers. A director who is an executive officer of a company that makes payments to or receives payments from SunTrust for property or services in an amount which, in any fiscal year, is greater than 2% of such director's company's consolidated gross revenues will not be considered independent.

     The Board of Directors conducts a self-assessment annually, which is reported by the Governance and Nominating Committee to the Board. In addition, the Governance and Nominating Committee, Compensation Committee and the Audit Committee also undergo an annual assessment of their performance. The non-employee directors of the Board typically meet in executive session at each regularly scheduled meeting and such meetings are presided over by a Presiding Director who is selected by a majority of independent directors. Mr. Prince is currently serving as the Presiding Director.

     SunTrust has adopted a policy requiring directors who change the job responsibility they held when they were elected to the Board to submit a letter of resignation to the Board. The Board, through the Governance and Nominating Committee, will then make a determination as to whether continued Board membership is appropriate.

     SunTrust has adopted a Senior Financial Officers Code of Ethical Conduct that applies to SunTrust's senior financial officers, including its principal executive officer, principal financial officer and controller. SunTrust also has adopted a SunTrust Code of Conduct that applies to all employees, and a Code of Business

Conduct and Ethics for members of the Board of Directors. These 3 Codes of Conduct, as well as SunTrust's Corporate Governance Guidelines, and the charters for the Executive Committee, the Audit Committee, the Governance and Nominating Committee and the Compensation Committee can be found by clicking the heading "About SunTrust" on SunTrust's website at www.suntrust.com and then clicking on "Corporate Governance". In addition, this information is available in print to any shareholder who requests it by contacting Gary Peacock, Director of Investor Relations and Corporate Communications, at 404-658-4879. The Board intends that non-employee directors make decisions on matters of corporate governance. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on SunTrust's website.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     The Board of Directors has adopted a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Board of Directors of SunTrust or a specified director or committee of the Board should send correspondence to the Corporate Secretary at SunTrust Banks, Inc., 303 Peachtree Street, NE, Suite 2950, Atlanta, Georgia 30308.

     All communications so received from shareholders or other interested parties will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by such person. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Executive officers are elected annually by the Board following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next Annual Meeting. The following table sets forth the name of each executive officer and the principal positions and offices he holds with SunTrust. Unless otherwise indicated, each of these officers has served as an executive officer of SunTrust or a principal subsidiary for at least 5 years.

NAME                                               INFORMATION ABOUT EXECUTIVE OFFICERS
----                                               ------------------------------------
L. Phillip Humann....................  Chairman of the Board, President and Chief Executive Officer
                                         of SunTrust.
John W. Clay, Jr.....................  A Vice Chairman of SunTrust since August 2000 with management oversight of banking functions, including
                                         corporate and investment banking. From 1997 until August
                                         2000 he was an Executive Vice President of SunTrust. Prior
                                         to 1997, he was Chief Executive Officer of SunTrust's
                                         Tennessee banking operations. Mr. Clay is 62.
Theodore J. Hoepner..................  A Vice Chairman of SunTrust since August 2000 with responsibility for asset quality, efficiency and quality
                                         initiatives, human resources and legal and regulatory
                                         affairs. Mr. Hoepner is also Chief Risk Officer, effective as of February 2003, to include responsibility for
                                         SunTrust's audit and internal control functions. From
                                         August 2000 until February 2003, Mr. Hoepner also had
                                         responsibility for SunTrust's technology and operations
                                         functions. From 1995 until August 2000 he was an Executive
                                         Vice President of SunTrust, with responsibility for
                                         SunTrust's Florida banking operations. From 1999 through
                                         August 2000 he also had responsibility for SunTrust
                                         Service Corporation, human resources and efficiency and
                                         quality initiatives. Mr. Hoepner is 62.

NAME                                               INFORMATION ABOUT EXECUTIVE OFFICERS
----                                               ------------------------------------
John W. Spiegel......................  A Vice Chairman of SunTrust since August 2000 with responsibility for SunTrust's finance-related functions. Mr.
                                         Spiegel is also Chief Financial Officer, a position he has held for more than 5 years. Prior to August 2000 he was an
                                         Executive Vice President of SunTrust. Mr. Spiegel is 62.
James M. Wells III...................  A Vice Chairman of SunTrust since August 2000 with responsibility for oversight of SunTrust's commercial,
                                         retail, mortgage and private client services lines of
                                         business. He also has senior executive responsibility for
                                         SunTrust's marketing and corporate strategy units, and, as of February 2003, has responsibility for SunTrust's
                                         technology and operations functions. From January 2000 to
                                         August 2000 Mr. Wells served as President and Chief
                                         Executive Officer of SunTrust's Mid-Atlantic region. From
                                         1988 to January 2000 he served as President of Crestar
                                         Financial Corporation and Crestar Bank. Mr. Wells is 57.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

INTRODUCTION

     Decisions regarding the compensation of SunTrust's executives are made by the Compensation Committee of the Board, which we refer to in this report as the Committee. Each member of the Committee is an independent director. The Committee believes the actions of each executive officer have the potential to impact the short term and long term profitability of SunTrust. Consequently, the Committee places considerable importance on its oversight of the design and administration of an executive compensation program.

OBJECTIVES OF EXECUTIVE COMPENSATION

     The objectives of SunTrust's executive compensation programs are to: (1) increase shareholder value, (2) improve SunTrust's overall performance, (3) increase the success of the business unit directly impacted by the executive's leadership and performance, (4) enhance the individual executive's performance, and (5) attract and retain quality executive leadership.

COMPENSATION PHILOSOPHY AND PROGRAM REVIEW

     The philosophy adopted by the Committee is outlined below and underlies SunTrust's executive compensation programs.

     Executive pay is benchmarked against financial services companies of similar size with total direct compensation targeted at market median with an upside opportunity for superior performance. Base salary is targeted at the market median, tied to incumbent-specific factors. Annual bonuses are targeted at market median for expected performance. Long term incentives are also targeted at the market median. However, both annual and long term incentives have an upside opportunity for superior performance. Benefits are targeted to market median as to both the value and components delivered, and perquisites must be linked to important business needs. SunTrust emphasizes market practices, but with (1) a greater weight on variable pay and (2) shareholder alignment and ownership emphasized over cash. SunTrust believes that variable pay should constitute the majority of total direct compensation. Variable pay performance measures should promote shareholder return and earnings growth, and the plan design should assure linkage between measurements, participants' ability to influence such measurements, and award levels. Long term incentive awards also should reflect company and individual performance. Overall, the compensation philosophy is to ensure that risk/reward is tied to financial, operational and individual performance.

     During the past year, the Committee engaged a nationally known executive compensation and benefits consulting firm to complete a comprehensive review of the SunTrust executive compensation and benefits program. As part of that review, the Committee approved the philosophy stated above and the following banks as the peer group for collecting compensation data: Northern Trust Corporation, SouthTrust Corporation, PNC Financial Services Group Incorporated, BB&T Corporation, Fifth Third Bancorp, KeyCorp, National City Corporation, US Bancorp, FleetBoston Financial Corporation, Bank One Corporation, Wachovia Corp., Wells Fargo & Company and Bank of America Corporation.

     Target levels of pay for salary, bonuses and long term incentives were adjusted based on the results of the study. The total compensation program is designed to align pay with performance relative to financial targets.

COMPONENTS OF EXECUTIVE COMPENSATION

     The three primary components of executive compensation are:

     - Base Salary

     - Cash Incentive Plans

     - Stock Incentive Plans

BASE SALARY

     Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of financial responsibility. Salaries for top executives are reviewed annually.

CASH INCENTIVE PLANS

     SunTrust maintains two cash incentive plans:

     - The Management Incentive Plan, which focuses on achieving the annual earnings plan.

     - The Performance Unit Plan, which focuses on earnings performance over a 3 year period.

     These variable compensation plans are designed so that: (1) the executive receives a bonus based on SunTrust's achieving specified performance objectives, and (2) a significant portion of the executive's total compensation is at risk.

  Management Incentive Plan

     The Management Incentive Plan, which we refer to as MIP, is a 1 year plan designed to support SunTrust's strategic business objectives, promote the attainment of profit plans and revenue goals, reward achievement of business unit and individual performance objectives and encourage teamwork. Financial and non-financial performance measures are established for each participant, except for the named executive officers. MIP awards for the named executive officers are based exclusively on a quantifiable net income performance measure. For each performance measure target, threshold and maximum performance benchmarks are developed. These performance measures and performance benchmarks are set for a 1 year period and are aimed at increasing short term performance results. Each participant is assigned a target incentive award opportunity expressed as a percentage of the participant's base wages. Achievement of target performance benchmarks for each performance measure produces a target incentive award payment. Performance results between the threshold performance benchmarks and target performance benchmarks produce an award less than the target award opportunity percentage. Performance results above the target performance benchmarks produce an award greater than the target award opportunity percentage. Maximum performance benchmarks are set at a level reflective of very ambitious earnings goals which can only be attained when business results are exceptional, thus justifying the higher award payments.

     Participation in MIP is limited to a group of key employees who have a material impact on SunTrust's performance. The participants are selected by the Committee and include the executive officers named in this Proxy Statement and approximately 800 other key employees at different levels of participation. Awards earned under MIP are contingent upon employment with SunTrust through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control. These payouts are set forth in the Summary Compensation Table under the heading "Bonus".

  Performance Unit Plan

     The purpose of the Performance Unit Plan, which we refer to as PUP, is to promote the long term interests of SunTrust and its shareholders and to motivate, retain and reward those executives who contribute significantly to SunTrust's financial performance. Participation in this plan is limited to a select group of executive management who have significant impact upon the long term growth and profitability of SunTrust. Each participant is awarded a number of performance units, based upon the level of position held within SunTrust and individual performance, with an initial value of $30.00 per unit. The final value of a unit is determined at the conclusion of the 3 year performance cycle. Two performance measurements are set for each 3 year performance cycle which correspond to a minimum, target, and maximum unit value. These performance measurements are: (1) a 3 year cumulative consolidated net income goal, and (2) a 3 year cumulative earnings per share goal. At the end of each performance cycle, the payout value is determined by actual net income and earnings per share for the 3 year period. The measurement which yields the highest unit value is the one that is used. This method was employed due to SunTrust's share purchase program and the desire not to penalize executives for this strategy. Straight line interpolation is used to calculate payout values between minimum, target, and maximum levels. Pending the completion of the executive compensation and benefits review, PUP awards were not granted in 2003. Restricted stock grants were made to approximately 170 participants in 2003 as a substitution for performance units. A broad-based grant of restricted stock is not expected to occur in 2004, as the executive compensation study recommended the resumption of performance unit grants to PUP participants. Performance unit payouts, if earned, are set forth in the Summary Compensation Table under the heading "LTIP Payouts". Restricted stock grants are set forth in the Summary Compensation Table under the heading "Restricted Stock Award".

STOCK INCENTIVE PLANS

     One of the Committee's priorities is to encourage executives to be significant shareholders to better ensure that the interests of executives are closely aligned with the interests of shareholders. Although SunTrust's executive officers have a significant equity stake in SunTrust (as reflected in the beneficial ownership information contained in this Proxy Statement), the Committee adopted a share retention policy for upper level management. The policy provides for the Chief Executive Officer and Vice Chairmen to retain net shares after acquisition until retirement or termination, with a provision to allow diversification of portfolios for executives age 55 or older.

  2004 Stock Plan

     The 2004 Stock Plan was adopted by the Board in February 2004 and is subject to approval of the shareholders. If approved by the shareholders, future grants of stock options, restricted stock, stock units and stock appreciation rights will be made under the 2004 Stock Plan. See Item 3, Proposal to Approve SunTrust's 2004 Stock Plan, for a detailed description of the Plan. Also, see Exhibit B for a complete copy of the Plan.

  2000 Stock Plan

     The 2000 Stock Plan was adopted by the Board in February 2000, and approved by the shareholders at the 2000 Annual Meeting. The 2000 Stock Plan provided for grants of options to purchase SunTrust common stock, awards of restricted shares of SunTrust common stock (which may be subject to both grant and forfeiture conditions), and grants of stock appreciation rights, which we refer to as SARs. There were 14,000,000 shares of SunTrust common stock reserved for use under the 2000 Stock Plan, of which 4,000,000 could, but need not, be granted as restricted stock. The 2000 Stock Plan is administered by the Committee, which has the authority to grant options, SARs and restricted stock. The Committee has also delegated to the Chief Executive Officer limited authority to grant options. The 2000 Stock Plan has been used by the Committee to make stock-based incentives important factors in attracting, retaining, and rewarding employees and to closely align employee interests with those of SunTrust's shareholders. If the 2004 Stock Plan is approved by shareholders, no further grants will be made under the 2000 Stock Plan and authorized but unissued shares plus shares subject to forfeited or expired grants will be available for issuance under the 2004 Stock Plan.

  1995 Stock Plan

     The 1995 Executive Stock Plan, which we refer to as the 1995 Stock Plan, was designed to use stock-based incentives to focus executives and other eligible participants on SunTrust's long term performance and to attract and retain qualified employees. No further grants will be made under the 1995 Stock Plan.

  401(k) Plan Matching Contributions

     SunTrust matches a percentage of eligible employee contributions to its qualified 401(k) Plan. The matching contributions are made in SunTrust common stock.

  401(k) Excess Plan

     SunTrust also maintains an unfunded non-qualified 401(k) Excess Plan to provide benefits for certain participants that would have otherwise been provided under the qualified 401(k) Plan except for the imposition of certain statutory limits on qualified plan benefits. Participants' interests in the 401(k) Excess Plan are accounted for in phantom units. Under the 401(k) Excess Plan, SunTrust credits each participant's account with the participant's deferrals plus applicable matching contributions. Participants generally have investment choices with returns that mirror most of the investment options allowed under the 401(k) Plan. Participants may not, however, direct any portion of their account to an investment vehicle that is tied to the value of SunTrust common stock. SunTrust's matching contributions are accounted for in SunTrust common stock equivalents. The amounts of SunTrust's matching contributions credited to the 401(k) Excess Plan and matching contributions under the 401(k) Plan on behalf of the 5 named executive officers are included in the amounts shown in the Summary Compensation Table under the heading "All Other Compensation".

SECTION 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid for any year to a corporation's chief executive officer and the 4 other highest paid executive officers at the end of such year, which executives we refer to as covered employees, will not be deductible for federal income tax purposes unless certain conditions are met. One such condition is that the compensation qualify as "performance-based compensation". In addition to other requirements for qualification as performance-based compensation, shareholders must be advised of and must approve the material terms of the performance goals under which compensation is to be paid, and under certain conditions, must reapprove the material terms of the performance goals every 5 years. SunTrust intends that most awards to covered employees under the 2004 Stock Plan, the 2000 Stock Plan, MIP and PUP will qualify as performance-based compensation within the meaning of Section 162(m). On February 8, 2000, the Board of Directors approved the 2000 Stock Plan and certain amendments to MIP and PUP which were designed to ensure that, to the extent possible, awards payable under the 2000 Stock Plan, MIP and PUP would be fully deductible by SunTrust for purposes of Section 162(m). At the 2000 Annual Meeting, SunTrust's shareholders approved the material terms of the performance goals under which compensation is paid under the 2000 Stock Plan, MIP and PUP. The material terms of the performance goals for grants of restricted stock and stock units under the 2004 Stock Plan are described in Item 3, Proposal to Approve SunTrust's 2004 Stock Plan, and shareholders are being asked to approve the performance goals, as well as the Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The executive compensation policy described above is applied in setting Mr. Humann's compensation. Mr. Humann participates in the same executive compensation plans available to other executive officers. His 2003 cash compensation was $1,900,000. Mr. Humann had a base salary of $950,000 and received no salary adjustment in 2003. Mr. Humann earned a MIP award of $950,000 for the 2003 calendar year. This represented a payout at target and is the result of SunTrust meeting the net income target that the Committee set prior to the start of 2003. Mr. Humann did not earn a PUP award for the 2001-2003 cycle because SunTrust did not meet the cumulative earnings per share target that the Committee set prior to the start of the 2001-2003 cycle. In addition, Mr. Humann was granted a non-qualified stock option for 150,000 shares of SunTrust common stock, and was granted 6,630 restricted shares of SunTrust common stock. The grant of restricted stock did not qualify as performance-based compensation under Section 162(m). The restricted stock grant in 2003 was in lieu of PUP units and is not expected to be repeated in 2004. In 2004 SunTrust will resume a grant of PUP units to Mr. Humann that will be based on earnings growth over a 3 year period.

     Annually, non-employee members of the Board of Directors evaluate the Chief Executive Officer's performance, which is a factor in determining the Chief Executive Officer's future compensation.

SUMMARY

     The Committee believes this mix of conservative market-based salaries, potentially significant variable cash incentives for both long term and short term performance and the potential for equity ownership in SunTrust represents a balance that will motivate the management team to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of SunTrust in operating its business and appropriate rewards based on shareholder value creation.

     Submitted by the Compensation Committee of SunTrust's Board of Directors.

        Larry L. Prince, Chairman
        Alston D. Correll
        David H. Hughes
        G. Gilmer Minor, III

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending December 31, 2001, 2002, and 2003 the cash compensation paid by SunTrust and its subsidiaries, as well as certain other compensation paid, accrued or granted for those years, to each of SunTrust's 5 most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                          ------------------------------------
                                            ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                    -----------------------------------   -------------------------   --------
                                                                OTHER                    SECURITIES
                                                               ANNUAL      RESTRICTED      UNDER-                ALL OTHER
NAME AND PRINCIPAL                                             COMPEN-       STOCK         LYING        LTIP      COMPEN-
POSITION                     YEAR    SALARY       BONUS       SATION(1)   AWARDS(2)(3)   OPTIONS(4)   PAYOUTS    SATION(5)
------------------           ----   --------     --------     ---------   ------------   ----------   --------   ---------
L. Phillip Humann..........  2003   $950,000     $950,000     $ 54,731      $359,876      150,000     $     --    $48,002
  Chairman of the Board,     2002    950,000           --           --            --           --      294,200     49,783
  President and Chief        2001    815,000      851,594           --            --      150,000      551,280     33,395
  Executive Officer

James M. Wells III.........  2003    650,000      520,000       95,915       239,918      100,000           --     73,400
  Vice Chairman              2002    650,000           --      147,237            --           --      147,100     78,405
                             2001    600,000(6)   501,540(6)    68,749            --       75,000      229,700     62,840

John W. Spiegel............  2003    500,000      400,000           --       239,918      100,000           --     27,074
  Vice Chairman and          2002    500,000           --           --            --           --      176,520     28,180
  Chief Financial Officer    2001    485,000      405,412           --            --       50,000      321,580     21,608

Theodore J. Hoepner........  2003    525,000      420,000           --       239,918      100,000           --     28,452
  Vice Chairman              2002    525,000           --           --            --           --      147,100     29,356
                             2001    450,000      376,155           --            --      100,000      275,640     19,877

John W. Clay, Jr...........  2003    525,000      420,000           --       239,918      100,000           --     28,452
  Vice Chairman              2002    525,000           --           --            --           --      147,100     29,356
                             2001    450,000      376,155           --            --      100,000      275,640     19,781

---------------

(1) Includes the cost of providing various perquisites and personal benefits if the benefit amount exceeds the lesser of $50,000 or 10% of the executive's salary and bonus. The amount shown for Mr. Humann in 2003 includes $26,136 related to tax return preparation and financial planning services that were provided to Mr. Humann, the premium amount paid for supplemental disability coverage and tax liabilities associated with various perquisites. The amount shown for Mr. Wells in 2003 includes $65,414 related to an equivalent payment for termination of a split dollar life insurance arrangement under the Crestar Executive Life Insurance Plan because of the Sarbanes-Oxley Act and the tax liability associated with tax return preparation and financial planning services that were provided to Mr. Wells. The amount shown for Mr. Wells in 2002 includes $60,000 for a club membership and $58,549 for reimbursement of the tax liability associated with the club membership and the tax liability associated with tax return preparation and financial planning services that were provided to Mr. Wells. The amount shown for Mr. Wells for 2001 includes $30,000 for a relocation bonus. The amounts shown for Mr. Wells for all 3 years include $6,852 per year for insurance premiums for supplemental disability coverage.
(2) Restricted stock grants were made in 2003 in lieu of performance units under the Performance Unit Plan.
(3) Performance-based restricted stock, which we refer to as performance stock, is held by certain of the executive officers listed above, under the 1986 Executive Stock Plan and the 1995 Stock Plan. Three events must occur with respect to the performance stock before the executive takes full title to the performance stock. Shares generally are granted, awarded, become vested and finally are distributed. After performance stock is granted by the Compensation Committee, 20% increments are awarded if and when there are comparable 20% increases in the average price of SunTrust's common stock from the initial price at the time of grant. Most of the awarded shares vest and are distributed on the earliest of the following dates: (i) 15 years after the date shares are awarded to participants; (ii) at attaining age 64;

    (iii) in the event of the death or disability of a participant; or (iv) in the event of a change in control of SunTrust as defined in the 1986 Executive Stock Plan or the 1995 Stock Plan. Eighty percent of the performance-based restricted stock granted in 1996 has been awarded, and the time period for awarding the remaining shares granted has expired. Approximately 40% of the granted shares became fully vested as of February 10, 2000 and are no longer subject to service and forfeiture conditions. The restricted stock awards indicated in the chart above were granted pursuant to the 2000 Stock Plan and are not performance based. The individuals set forth in the table above were awarded, subject to the terms and conditions of the 1986 Executive Stock Plan, the 1995 Stock Plan or the 2000 Stock Plan, the number of shares of restricted stock, including performance stock, with a value as of December 31, 2003, as follows: Messrs. Humann 326,630 shares, $23,354,045; Wells 4,420 shares, $316,030; Clay 82,420 shares,
    $5,893,030; Hoepner 146,420 shares, $10,469,030; and Spiegel 198,420 shares,
    $14,187,030. As described above, all such shares have been awarded and about 40% of the performance shares held by most of the individuals named in this footnote have vested. Dividends were paid in 2003 on shares of awarded restricted stock as follows: Messrs. Humann $587,934; Wells $7,956; Clay $148,356; Hoepner $263,556; and Spiegel $357,156.
(4) The options that typically would have been granted in November 2002 were deferred until February 2003 due to a change in the timing of the executive compensation process.
(5) Amounts contributed by SunTrust to the 401(k) Plan and credited under the 401(k) Excess Plan. Also includes SunTrust premiums paid on term life insurance. The amount shown for Mr. Wells in 2003 also includes above market interest earned on deferred compensation. The amount shown for Mr. Wells in 2002 and 2001 includes the actuarial equivalent of benefits from SunTrust premiums on a split-dollar life insurance policy and above market interest earned on deferred compensation.
(6) In accordance with his prior employment agreement with SunTrust entered into in connection with the acquisition of Crestar.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to SunTrust's named executive officers as of the end of the last fiscal year. SunTrust did not award any stock appreciation rights during the last fiscal year.

                           OPTION GRANTS DURING 2003

                                                                    INDIVIDUAL GRANTS
                                             ---------------------------------------------------------------
                                             NUMBER OF     % OF TOTAL
                                             SECURITIES     OPTIONS
                                             UNDERLYING    GRANTED TO    EXERCISE                 GRANT DATE
                                              OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION    PRESENT
NAME                                          GRANTED     FISCAL YEAR    SHARE(1)       DATE       VALUE(2)
----                                         ----------   ------------   ---------   ----------   ----------
L. Phillip Humann..........................   150,000         3.94%       $54.28       2/11/13     $928,650
James M. Wells III.........................   100,000         2.63%        54.28       2/11/13      619,100
John W. Spiegel............................   100,000         2.63%        54.28       2/11/13      619,100
Theodore J. Hoepner........................   100,000         2.63%        54.28       2/11/13      619,100
John W. Clay, Jr...........................   100,000         2.63%        54.28       2/11/13      619,100

---------------

(1) Under the 2000 Stock Plan, the exercise price must not be less than 100% of the fair market value of SunTrust's common stock on the date the option is granted. These options vest on February 11, 2006. Options may be exercised using cash, SunTrust common stock or a combination of both.
(2) These values were established using the Black-Scholes stock option valuation model. For all grants, the Black-Scholes value, an estimate based on assumptions about future stock price volatility and dividend yield, was 11.41% of the stock price on the date of grant. The estimated volatility of 15.53% was based on historical data from the prior 5 years. The estimated value also reflects a risk-free rate of return of 2.956%, a dividend yield of 3.21% and a 10-year option term. Use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the

    Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of SunTrust common stock during the applicable period.

     The following table sets forth information with respect to the named executives concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003.

                    AGGREGATED OPTION EXERCISES IN 2003 AND
                        DECEMBER 31, 2003 OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                    OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                           SHARES                            2003                  AT DECEMBER 31, 2003
                          ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                     ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------   -----------   -------------   -----------   -------------
L. Phillip Humann......     3,300      $129,855     225,000        303,300      $3,056,250     $3,758,625
James M. Wells III.....    24,188       906,687     340,880        176,000       7,216,119        751,800
John W. Spiegel........     6,600       171,270      81,500        153,300       1,699,375      2,204,625
Theodore J. Hoepner....        --            --      71,600        203,300       1,291,000      2,551,125
John W. Clay, Jr.......        --            --      76,200        203,300       1,480,750      2,551,125

EQUITY COMPENSATION PLANS

     The following table provides information as of December 31, 2003 with respect to the shares of SunTrust common stock that may be issued under SunTrust's existing equity compensation plans.

                                            (A)                    (B)                        (C)
                                    --------------------   --------------------   ----------------------------
                                                                                      NUMBER OF SECURITIES
                                    NUMBER OF SECURITIES                            REMAINING AVAILABLE FOR
                                     TO BE ISSUED UPON       WEIGHTED AVERAGE     FUTURE ISSUANCE UNDER EQUITY
                                        EXERCISE OF         EXERCISE PRICE OF          COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
PLAN CATEGORY                       WARRANTS AND RIGHTS    WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
-------------                       --------------------   --------------------   ----------------------------
Equity Compensation Plans Approved
  by Shareholders(1)..............       14,164,063              $  57.14                   4,310,320(2)(3)
Equity Compensation Plans Not
  Approved by Shareholders........               --                    --                            --
          TOTAL...................       14,164,063              $  57.14                     4,310,320

---------------

(1) Consists of the 1986 Executive Stock Plan, the 1995 Stock Plan and the 2000 Stock Plan.
(2) Includes shares available for future issuance under the 2000 Stock Plan. As of December 31, 2003, an aggregate of 4,310,320 shares of common stock were available for issuance under the 2000 Stock Plan, of which up to 3,755,310 may, but need not, be granted as restricted stock. In addition, any shares of stock subject to an option which remain unissued after the cancellation, expiration or exchange of such option and any restricted shares which are forfeited shall again become available for use under the Plan. There will be no further issuances under the 1986 Executive Stock Plan or the 1995 Stock Plan.
(3) There were additional grants of stock options and restricted stock under the 2000 Stock Plan in February 2004. If the 2004 Stock Plan is approved by shareholders, there will be no additional grants made under this Plan and authorized but unissued shares will be available for issuance under the 2004 Stock Plan.

PENSION PLANS

     The following table shows estimated combined retirement benefits payable to a covered participant at normal retirement age under SunTrust's Retirement Plan, ERISA Excess Retirement Plan and Tier 1 Supplemental Executive Retirement Plan, which we refer to as the SERP, as described below.

                               PENSION PLAN TABLE

                                                               YEARS OF SERVICE
                                               -------------------------------------------------
REMUNERATION                                       15           20           25       30 OR MORE
------------                                   ----------   ----------   ----------   ----------
$ 500,000....................................  $  300,000   $  300,000   $  300,000   $  300,000
 600,000.....................................     360,000      360,000      360,000      360,000
 700,000.....................................     420,000      420,000      420,000      420,000
 800,000.....................................     480,000      480,000      480,000      480,000
 900,000.....................................     540,000      540,000      540,000      540,000
1,000,000....................................     600,000      600,000      600,000      600,000
1,100,000....................................     660,000      660,000      660,000      660,000
1,200,000....................................     720,000      720,000      720,000      720,000
1,600,000....................................     960,000      960,000      960,000      960,000
1,800,000....................................   1,080,000    1,080,000    1,080,000    1,080,000
2,000,000....................................   1,200,000    1,200,000    1,200,000    1,200,000
2,200,000....................................   1,320,000    1,320,000    1,320,000    1,320,000
2,400,000....................................   1,440,000    1,440,000    1,440,000    1,440,000

     SunTrust's Retirement Plan is a noncontributory pension plan for the benefit of eligible employees of SunTrust and its subsidiaries. SunTrust has also established the ERISA Excess Retirement Plan to pay benefits to certain Retirement Plan participants that cannot be paid to them under the Retirement Plan as a result of federal tax restrictions. In addition, the SERP provides supplemental retirement benefits to certain key employees of SunTrust and its subsidiaries as designated by the Compensation Committee. There are 2 tiers to the SERP. All 5 named executive officers are eligible for the Tier 1 benefit. The maximum annual benefit under the SERP is 60% of average covered compensation for a Tier 1 participant and 50% of average covered compensation for a Tier 2 participant. Covered compensation for a Tier 1 participant means base salary plus awards earned under the Management Incentive Plan and Performance Unit Plan, and for a Tier 2 participant means base salary plus awards earned under the Management Incentive Plan. Average covered compensation is calculated as the average of the 3 highest years of covered compensation out of the last 10 years. The SERP benefit is reduced by annual benefits payable at retirement under the Retirement Plan, the ERISA Excess Retirement Plan, Social Security benefits at age 65, and certain other nonqualified, unfunded retirement arrangements maintained by SunTrust. Upon an executive's retirement, the SERP benefit is paid in the form of a lump sum that is actuarially equivalent to a life annuity. If the participant dies while actively employed, the benefit is paid in the form of a lump sum that is actuarially equivalent to a 50% joint and survivor annuity. Certain Tier 1 SERP participants are grandfathered at the 100% joint and survivor level. Retirement benefits under the SERP vested for all Tier 1 participants on February 10, 2000.

     The compensation earned in 2003 for the individuals named in the Summary Compensation Table included for the computation of benefits payable under the SERP and credited years of service are as follows: Messrs. Humann, $1,900,000, 34 years of service; Clay, $945,000, 36 years of service; Hoepner, $945,000, 35 years of service; Spiegel, $900,000, 38 years of service; and Wells, $1,170,000, 35 years of service.

     The SERP provides that in the event of a change in control of SunTrust (as defined in the SERP), for Tier 1 participants who are involuntarily terminated or who terminate for good reason within 3 years, benefits would be calculated using the highest SERP compensation for any full calendar year during the 10 consecutive full calendar years ending immediately before the termination. Furthermore, credited service will be increased by the lesser of 36 full months or the number of months between the normal retirement date and the date of termination. Termination for good reason means a termination made primarily because of a failure to elect or reelect a participant to a position held with SunTrust prior to the change in control or a substantial change or reduction in responsibilities or compensation.

CHANGE IN CONTROL AGREEMENTS

     SunTrust has entered into change in control agreements with each of the executive officers named in the Summary Compensation Table, and certain other officers. During a period of up to 3 years following a change in control of SunTrust, if the executive officer's employment is terminated by SunTrust without cause, or by the executive officer for good reason within a certain period of time following a change in control, the executive officer will receive severance benefits. These benefits will include: (i) a lump sum payment of up to 3 years (2 years for certain other officers) of the executive officer's base salary and bonus; (ii) a portion of the full bonus which would have been payable to the executive if such executive had remained employed through the end of such year; (iii) up to 3 years (2 years for certain other officers) of additional benefits under certain SunTrust benefit plans, such as health and life; and (iv) a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code of 1986, as amended. Each agreement requires the executive officer not to use or disclose any of SunTrust's confidential business information and, with respect to certain officers, not to compete with SunTrust. The change in control agreements confer no benefits upon termination of the officer's employment prior to a change in control.

                      RATIFICATION OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     The Audit Committee has appointed PricewaterhouseCoopers LLP as SunTrust's independent auditors for 2004, subject to ratification by a majority of the shares represented at the Annual Meeting. PricewaterhouseCoopers also served as SunTrust's independent auditors for 2003. SunTrust's auditors are appointed annually by the Audit Committee. The decision of the Audit Committee is based on a review of the qualifications, independence, past performance and quality controls of the auditor. The decision also takes into account the proposed audit scope, staffing and approach, including coordination of the external auditor's efforts with SunTrust's internal audit, as well as the estimated audit fees for the coming year. PricewaterhouseCoopers is considered by management to be well qualified.

     In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of PricewaterhouseCoopers, it is contemplated that the appointment of PricewaterhouseCoopers for the fiscal year ending December 31, 2004 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

     Representatives of PricewaterhouseCoopers will be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement, if they desire, and to respond to questions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and the independent auditors for 2003, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that SunTrust's consolidated financial statements were prepared in accordance with generally accepted accounting principles (GAAP), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The discussions with PricewaterhouseCoopers also included the matters required by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees).

     The Audit Committee has received the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed this information with PricewaterhouseCoopers.

     Based on the discussions with management and PricewaterhouseCoopers, the Audit Committee's review of the representations of management and the report of PricewaterhouseCoopers, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in SunTrust's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2003.

     Submitted by the Audit Committee of SunTrust's Board of Directors.

          M. Douglas Ivester, Chairman
          Patricia C. Frist
          J. Hicks Lanier
          R. Randall Rollins
          Frank S. Royal, M.D.
          Karen Hastie Williams

                         AUDIT FEES AND RELATED MATTERS

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of SunTrust's annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by PricewaterhouseCoopers during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

                                                               YEAR ENDED
                                                               DECEMBER 31
                                                              -------------
                                                              2002    2003
                                                              -----   -----
                                                              (IN MILLIONS)
Audit Fees..................................................  $1.68   $1.99
Audit Related Fees(1).......................................    .81    1.58
Tax Fees(2).................................................    .75     .18
All Other Fees(3)...........................................   1.28     .06
                                                              -----   -----
  Total.....................................................  $4.52   $3.81

---------------

(1) Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of SunTrust's financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of SunTrust's benefit plans, due diligence related to mergers, acquisitions and investments, and accounting consultations regarding the application of GAAP to proposed transactions and new products. This category does not include the following benefit plan and compliance fees charged by PricewaterhouseCoopers and paid by the plans and not by SunTrust (not in millions): benefit plan audits for 2002, $125,000; benefit plan audits for 2003, $125,000; Form 5500 for 2002, $32,000; and Form 5500 for 2003,
    $32,000.
(2) Tax Fees consist of the aggregate fees billed for professional services rendered by PricewaterhouseCoopers for tax compliance and return assistance (IRS, state and local), tax advice and tax planning.
(3) All Other Fees consist principally of services supporting SunTrust's business continuity planning initiatives. Also included in the above fees were $1,200,000 of information technology services provided by a unit of PricewaterhouseCoopers that was sold in 2002.

     The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers.

AUDIT COMMITTEE POLICY FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

     The Audit Committee has adopted the Policy for Pre-approval of Independent Auditor Services attached hereto as Exhibit C.

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on SunTrust common stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Diversified Banks Index* for the 5 years commencing December 31, 1998 and ended December 31, 2003.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN**
                 AMONG SUNTRUST BANKS, INC., THE S&P 500 INDEX
                      AND THE S&P DIVERSIFIED BANKS INDEX

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             12/98     12/99     12/00     12/01     12/02     12/03
-------------------------------------------------------------------------------------
 SUNTRUST BANKS, INC.       100.00     91.83     86.46     88.20     82.26    106.41
 S & P 500                  100.00    121.04    110.02     96.95     75.52     97.18
 S & P DIVERSIFIED BANKS    100.00     86.20    102.63    102.65    101.60    134.20

 * The S&P Diversified Banks Index is the same index as the S&P Diversified Bank Composite Index, which SunTrust used in last year's Proxy Statement. Standard & Poor's recently restructured and renamed this index.
** Assumes the value of the investment in SunTrust common stock and each index was $100 on December 31, 1998 and all dividends were reinvested.

                       STOCK OWNERSHIP OF CERTAIN PERSONS

     The following sets forth certain information concerning persons known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of our common stock as of January 1, 2004.

                                                              SHARES BENEFICIALLY     PERCENT
NAME AND ADDRESS                                                     OWNED            OF CLASS
----------------                                              -------------------     --------
SunTrust Bank...............................................      30,880,473(1)(2)     10.49%
303 Peachtree St., N.E.
Atlanta, Georgia 30308

---------------

(1) The shares shown were held by SunTrust Bank, a subsidiary of SunTrust, in various fiduciary or agency capacities. SunTrust Bank had sole voting power with respect to 15,383,645 of such shares and it shared voting power with respect to 854,007 of such shares, not including shares referred to in Note 2 below. SunTrust Bank had sole investment power with respect to 9,624,816 of the total shares set forth above and it shared investment power with respect to 4,988,834 of such shares, not including the shares referred to in
    Note 2 below. SunTrust and SunTrust Bank disclaim any beneficial interest in any of such shares.
(2) Includes 14,283,256 shares held by SunTrust Bank as Trustee under SunTrust's 401(k) Plans. Shares of SunTrust common stock allocated to a participant's account are voted by the Trustee in accordance with instructions from such participant. Shares for which there are no instructions from participants are not voted.

     The following table sets forth the number of shares of SunTrust common stock beneficially owned on December 31, 2003 by certain executive officers of SunTrust and by all directors and executive officers of SunTrust as a group (27 persons) and the percentage of SunTrust's outstanding shares owned by such group.

BENEFICIAL OWNER                                         SHARES BENEFICIALLY OWNED(1)   PERCENT OF CLASS(2)
----------------                                         ----------------------------   -------------------
John W. Clay, Jr.......................................             207,756
Theodore J. Hoepner....................................             312,867
John W. Spiegel........................................             389,453
James M. Wells III.....................................             458,611
All Directors and Executive Officers as a Group........           5,887,604                       2%

---------------

(1) Includes the following shares subject to exercisable stock options: Mr. Clay, 76,200 shares; Mr. Hoepner, 71,600 shares; Mr. Spiegel, 81,500 shares; Mr. Wells, 340,880 shares; all other executive officers and directors, 688,814 shares. Also includes the following common stock equivalents granted in exchange for restricted stock: Mr. Clay, 40,000 shares; Mr. Hoepner, 72,000 shares; Mr. Spiegel, 84,000 shares; all other executive officers, 255,200 shares. Does not include the following common stock equivalents credited under SunTrust's 401(k) Excess Plan: Mr. Clay, 5,887; Mr. Hoepner, 11,813; Mr. Spiegel, 6,929; Mr. Wells, 1,175; all other executive officers and directors, 15,709. All the executive officers and directors have sole voting power with respect to their respective shares, except as follows: Mr. Clay, 21,253 shares; Mr. Hoepner, 15,341 shares; Mr. Spiegel, 192 shares; Mr. Wells, 12,267 shares; all other executive officers and directors, 665,845 shares. All the executive officers and directors have sole investment power with respect to their respective shares, except as follows:
    Mr. Clay, 21,253 shares; Mr. Spiegel, 192 shares; all other executive officers and directors, 780,883 shares.
(2) Outstanding shares represent the 294,162,757 shares of SunTrust common stock outstanding on December 31, 2003. No executive officer owns 1% or more of the outstanding shares of SunTrust common stock.

                OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Correll, Hughes, Minor and Prince, all of whom are independent, outside directors of SunTrust, served as members of the Compensation Committee during all or part of 2003. In November 2003, the committee formerly known as the Compensation and Governance Committee was split into two separate committees: the Compensation Committee and the Governance and Nominating Committee. All the individuals listed above previously served on the Compensation and Governance Committee. Mr. A. W. Dahlberg also served on such committee until his resignation from the Board of Directors in July 2003. Mr. Theodore J. Hoepner served as a member of the Compensation Committee of the Board of Directors of Brown & Brown, Inc., of which Mr. J. Hyatt Brown is Chairman, President and Chief Executive Officer, until Mr. Hoepner's resignation from such committee in October 2003.

     During 2003, SunTrust's bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of SunTrust's directors, executive officers, their associates and members of the immediate families of certain directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires SunTrust's directors, executive officers and any persons who own more than 10% of SunTrust's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To SunTrust's knowledge, based solely on a review of the copies of such reports furnished to SunTrust and written representations that no other reports were required, all filing requirements under Section 16(a) were complied with during 2003, except for the following: Karen Hastie Williams' Form 3 inadvertently did not include 1,538 phantom stock units she had acquired for past service on the Board of Crestar Financial Corporation, which was acquired by SunTrust, and William H. Rogers, Jr.'s Form 4 inadvertently did not include 1,380 shares of restricted stock granted to him on February 11, 2003. Corrective filings have been made for each of the above-described transactions.

                 PROPOSAL TO APPROVE SUNTRUST'S 2004 STOCK PLAN
                                    (ITEM 3)

BACKGROUND

     The SunTrust Banks, Inc. 2004 Stock Plan, which we refer to as the 2004 Stock Plan, was adopted by the Board of Directors of SunTrust on February 10, 2004 and will become effective on the date it is approved by the shareholders. Upon approval of the 2004 Stock Plan, any authorized but unused shares available for issuance under the 2000 Stock Plan and any shares subject to grants that are later forfeited or expire under the 2000 Stock Plan will be reserved for issuance under the 2004 Stock Plan. Therefore, no further grants will be made under the 2000 Stock Plan after the effective date of the 2004 Stock Plan. The Board of Directors continues to believe that stock-based incentives are important factors in attracting, retaining and rewarding employees and directors and closely aligning their interests with those of shareholders. The following is a summary of the material terms of the 2004 Stock Plan. This summary is qualified in its entirety by the complete terms of the 2004 Stock Plan as set forth in Exhibit B hereto.

GRANTS

     The 2004 Stock Plan provides for grants of options to purchase SunTrust common stock, restricted shares of SunTrust common stock (which may be subject to both issuance and forfeiture conditions), which we refer to as restricted stock, stock units (entitling the grantee to cash payments based on the value of SunTrust common stock on the date the payment is called for under the stock unit grant) and stock appreciation rights

(entitling the grantee to receive the appreciation in value of the underlying SunTrust common stock between the date of exercise and the date of grant), which we refer to as SARs. SARs may be either freestanding or granted in tandem with an option. Options to purchase SunTrust common stock may be either incentive stock options, which we refer to as ISOs, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, or options which are not intended to satisfy the requirements of Section 422 of the Code, which we refer to as NQOs. Neither SunTrust nor any of its subsidiaries will receive any consideration for the granting of options, restricted stock, stock units or SARs.

     Grants that will be made under the 2004 Stock Plan are not currently determinable. The following chart sets forth the grants that were made in 2003 under the 2000 Stock Plan to each of the following individuals or groups:
SunTrust's 5 most highly compensated executive officers, all executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. If the 2004 Stock Plan had been in effect in 2003, grants to those individuals and groups would be substantially similar to those grants under the 2000 Stock Plan set forth below.

                           GRANTS MADE IN 2003 UNDER
                      SUNTRUST BANKS, INC. 2000 STOCK PLAN

                                                                    NUMBER OF
                                                                    SECURITIES       NUMBER OF SHARES OF
                                                                UNDERLYING OPTIONS    RESTRICTED STOCK
NAME AND POSITION                             DOLLAR VALUE($)        GRANTED             GRANTED(1)
-----------------                             ---------------   ------------------   -------------------
L. Phillip Humann,
  Chairman, President and CEO...............    $1,288,879            150,000                6,630
James M. Wells III,
  Vice Chairman.............................       859,252            100,000                4,420
John W. Spiegel,
  Vice Chairman and CFO.....................       859,252            100,000                4,420
Theodore J. Hoepner,
  Vice Chairman.............................       859,252            100,000                4,420
John W. Clay, Jr.,
  Vice Chairman.............................       859,252            100,000                4,420
Executive Group.............................     2,258,938            104,000               29,750
Non-Executive Director Group................       173,414             28,000                   --
Non-Executive Officer Employee Group........    27,573,390          3,125,550              144,925

---------------

(1) Restricted stock grants were made in 2003 in lieu of performance units under the Performance Unit Plan.

SECURITIES TO BE OFFERED

     As of February 20, 2004, the closing price of a share of SunTrust common stock was $72.99. There will be reserved for issuance under the 2004 Stock Plan
(a) 14,000,000 shares of SunTrust common stock plus (b) the number of shares of SunTrust common stock that would remain available for issuance under the 2000 Stock Plan if shares were issued sufficient to satisfy all grants outstanding under the 2000 Stock Plan on the effective date of the 2004 Stock Plan plus (c) the number of shares subject to grants under the 2000 Stock Plan which are outstanding on the effective date of the 2004 Stock Plan and which are later forfeited or later expire on or after the effective date of the 2004 Stock Plan in accordance with the terms of the grants. Except as described in (b) and (c) of the preceding sentence, the 2004 Stock Plan shall not affect any grants that are outstanding under the 2000 Stock Plan and none of the shares originally reserved under the 2000 Stock Plan may be issued in connection with the exercise of ISOs. Up to 2,800,000 of the shares reserved for issuance under the 2004 Stock Plan may, but need not, be granted as restricted stock. Any shares of restricted stock issued under the 2004 Stock Plan which are forfeited and any shares which are used to pay an option price or tendered to SunTrust to satisfy any condition of restricted stock will again become available for issuance under the 2004 Stock Plan. Any shares issued in the exercise of a SAR or a surrender right in an option reduce the number of shares available for issuance under the 2004 Stock Plan, and any shares of SunTrust common stock used to satisfy a withholding obligation shall not again become available for use under the 2004 Stock Plan. No shares are issued in connection with stock unit grants.

     No further grants will be made under the 2000 Stock Plan on or after the date the shareholders approve the 2004 Stock Plan. No further grants will be made under the 2004 Stock Plan on and after the earlier of (1) the tenth anniversary of the date the Board adopts the 2004 Stock Plan and (2) the date on which all shares of stock reserved for issuance under the 2004 Stock Plan have been issued or are no longer available for issuance. SunTrust will use the proceeds received from the sale of any shares of common stock under the 2004 Stock Plan for general corporate purposes.

ADMINISTRATION OF PLAN

     The 2004 Stock Plan will be administered by the Compensation Committee, which we refer to in this Item 3 as the Committee. The Committee has the sole authority to grant options, SARs, stock units and restricted stock. The Committee must consist of at least 2 directors, each of whom is a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom shall be or be treated as an "outside director" for purposes of Section 162(m) of the Code. The Committee has the power, authority and sole and exclusive discretion to construe, interpret and administer the 2004 Stock Plan, including the power and authority to make factual determinations relating to entitlements and to correct errors. The Committee shall determine the employees and directors to receive grants, the number of shares to be granted, the terms of option and stock unit grants and restrictions on shares, the provisions of the respective option, stock unit, restricted stock and SAR agreements (which need not be identical) and to take such other action in the administration and operation of the 2004 Stock Plan as the Committee deems equitable under the circumstances. The Committee may appoint agents (who may be employees) to aid in the administration of the 2004 Stock Plan, and may delegate to such agents any powers and duties that the Committee deems appropriate.

     The Board of Directors, however, has reserved to itself the right to act in the event of a change in control (as defined in the 2004 Stock Plan) when there is no assumption or substitution of the 2004 Stock Plan's outstanding options, SARs, stock units or restricted stock, in which case the Board may unilaterally cancel options and SARs either (i) in exchange for a payment of whole shares of SunTrust common stock, and cash in lieu of fractional shares, if any, which the holder would have received on exercise of the SAR in full or on exercise of a right to surrender the outstanding option in full; or (ii) if the option price or SAR share value at grant equals or exceeds the fair market value of a share of SunTrust common stock on that date. The Board may also deem the grant and forfeiture conditions on restricted stock and the forfeiture conditions on stock units to be satisfied in full.

     The Board also has reserved for itself the right to adjust the number, kind or class of shares reserved for issuance under the 2004 Stock Plan and the grant limitations, as well as the number, kind or class of shares of stock specified in the 2004 Stock Plan and available for options, SARs (and the exercise price) and restricted stock and stock unit awards so as to equitably reflect any change in the capitalization of SunTrust, including, but not limited to SunTrust common stock dividends or stock splits, or to reflect certain corporate transactions. The Board may also amend or terminate the 2004 Stock Plan. However, no amendment may be effected without approval of SunTrust's shareholders to the extent such approval is required under applicable law, Section 422 of the Code, Rule 16b-3 or any applicable stock exchange rule. The Board or the Committee may modify, amend or cancel, prospectively or retroactively, any grant made under the 2004 Stock Plan with the written consent of the affected employee or director or if there is a dissolution or liquidation of SunTrust or a merger, restructuring or change in control of SunTrust. In no case can options be repriced either by cancellation and regrant or by lowering the exercise price of a previously granted award.

ELIGIBILITY

     The Committee will select employees and directors to participate in the 2004 Stock Plan. An employee means a selected employee of SunTrust or a subsidiary whose performance is, in the judgment of the Committee, directly or indirectly material to the success of SunTrust or a subsidiary and who is not a 10% shareholder of SunTrust. Approximately 2,400 (which is approximately 9%) of SunTrust's employees initially will be eligible to participate in the 2004 Stock Plan. Employees are eligible for the grant of options, stock units, restricted stock and SARs. Directors are eligible for the grant of options, stock units and restricted stock. Assuming election of the directors listed in Item 1, there will be 14 directors eligible to participate.

TERMS OF OPTIONS

     The 2004 Stock Plan authorizes the grant of ISOs or NQOs, both of which are exercisable for shares of SunTrust common stock. All option grants to directors shall be NQOs.

     The Committee may grant options for any reason it deems appropriate under the circumstances, including in lieu of compensation otherwise payable in cash. The price at which an option may be exercised for a share of SunTrust common stock may not be less than the fair market value of a share of SunTrust common stock on the date the option is granted. The "fair market value" means the closing price per share of SunTrust common stock on the New York Stock Exchange as reported in The Wall Street Journal on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day. Except for adjustments related to changes in capital structure, mergers or a change in control of SunTrust, the Committee may not, absent the approval of shareholders, reduce the option price of any outstanding options.

     The Committee determines the period during which an option may be exercised. The period is determined at the time of option grant and may not extend more than 10 years from the date of grant. All or part of an option that is not exercised before expiration of the applicable option period shall terminate. An option agreement may provide for the exercise of an option after the employment of an employee or the status of an individual as a director has terminated for any reason, including death or disability.

     The aggregate fair market value of ISOs granted to an employee under the 2004 Stock Plan and incentive stock options granted under any other stock option plan adopted by SunTrust or a subsidiary which first become exercisable in 2004 or any later calendar year may not exceed $100,000. Furthermore, an employee may not be granted in any calendar year options, or SARs, or one or more options and SARs in any combination which, in the aggregate, relate to more than 250,000 shares of SunTrust common stock. The directors as a group may not over the life of the 2004 Stock Plan be granted options and restricted stock which, in the aggregate, exceeds 500,000 shares of SunTrust common stock. Generally, options, SARs and surrender rights are transferable only by will or by the laws of descent and distribution unless the Committee deems otherwise and in accordance with any tax and securities laws.

STOCK APPRECIATION RIGHTS

     Under the 2004 Stock Plan, stock appreciation rights may be granted for all or a portion of the shares of SunTrust common stock subject to an option, which we refer to as a tandem SAR, or may be granted separately, which we refer to as a freestanding SAR. Tandem SARs and freestanding SARs are collectively referred to as "SARs". The share value of a freestanding SAR shall be set forth in the related SAR agreement, and may not be less than the fair market value of a share of SunTrust common stock on the date of grant of the SAR. The share value of a tandem SAR shall be determined by the exercise price of the related option, which also may not be less than the fair market value of a share of SunTrust common stock on the date of grant. The grant of SARs may be subject to such other terms as the Committee deems appropriate.

     When a freestanding SAR is exercised, the employee receives a payment determined by calculating the difference between the share value at grant as set forth in the SAR agreement and the fair market value of a share of SunTrust common stock on the date of exercise. On the exercise of a tandem SAR for a number of shares, the related option is deemed to be surrendered to the extent of the same number of shares and the payment is based on the increase in fair market value of SunTrust common stock on the exercise date over the value stated in the option agreement. Payment may be made in cash or stock, or a combination of cash and stock. The Committee determines the form and timing of payments and has the right to take into account whatever facts the Committee deems appropriate, including but not limited to securities law rules. Any cash payment is made from SunTrust's general assets.

RESTRICTED STOCK

     Shares of restricted stock may be granted to employees and directors. An employee may not receive restricted stock grants in a calendar year for more than 100,000 shares of restricted stock. Directors, as a group and over the life of the 2004 Stock Plan, may not be issued more than 500,000 nonforfeitable shares of stock in connection with both restricted stock grants and the exercise of options.

     Restricted stock grants may be subject to one or more objective employment, performance or other forfeiture conditions as established by the Committee at the time of grant. The related stock agreement will set forth the conditions, if any, which will need to be satisfied and the applicable deadline before the grant will be effective and the conditions, if any, under which the employee's or director's interest in the restricted stock will be forfeited. Any shares of restricted stock that are forfeited will again become available for issuance under the 2004 Stock Plan. As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the employee or director, subject to the conditions and subject to a stock power in favor of SunTrust in order to effect any forfeitures.

     In the case of restricted stock grants which vest only on the satisfaction of performance goals, the Committee shall determine the performance goals to be used in connection with restricted stock awards and shall determine the extent to which such goals have been met. Performance goals may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Committee in its sole discretion shall select among one or more of the following:

     - SunTrust's return over capital costs or increases in return over capital costs

     - SunTrust's total earnings or the growth in such earnings

     - SunTrust's consolidated earnings or the growth in such earnings

     - SunTrust's earnings per share or the growth in such earnings

     - SunTrust's net earnings or the growth in such earnings

     - SunTrust's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings

     - SunTrust's earnings before interest and taxes or the growth in such earnings

     - SunTrust's consolidated net income or the growth in such income

     - The value of SunTrust's common stock or the growth in such value

     - SunTrust's stock price or the growth in such price

     - SunTrust's return on assets or the growth on such return

     - SunTrust's total shareholder return or the growth in such return

     - SunTrust's expenses or the reduction of expenses

     - SunTrust's sales growth

     - SunTrust's overhead ratios or changes in such ratios

     - SunTrust's expense-to-sales ratios or the changes in such ratios

     - SunTrust's economic value added or changes in such value added

     - Such other financial performance measures deemed appropriate by the Committee

     The Committee may set the performance goals in any manner, including achievement on an absolute or a relative basis as compared to peer groups or indexes, or achievement by SunTrust as a whole or by one or more operating units. In determining whether a performance goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of SunTrust, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any performance goal for a period as it deems equitable to recognize unusual or non-recurring events affecting SunTrust, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in SunTrust's payment of non-deductible compensation).

     The restricted stock agreement will state whether the employee or director has the right to receive any cash dividends paid with respect to the shares of restricted stock. If the employee or director has no right to receive cash dividends, the agreement may give the employee or director the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Any such cash payments are made from SunTrust's general assets. Stock dividends declared on the shares of restricted stock after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted stock. An employee or director has the right to vote the shares of restricted stock after grant until they are forfeited or become nonforfeitable.

     Prior to the time they become nonforfeitable, no restricted stock grant and no shares issued pursuant to a restricted stock grant shall be transferable by an employee or director other than by will or by the laws of descent and distribution.

STOCK UNITS

     A stock unit is a contractual right to receive a cash payment based on the fair market value of a share of SunTrust common stock on the date the cash payment is called for under the terms of the stock unit grant. No payments shall be made pursuant to stock unit grants with respect to more than 2,800,000 shares of SunTrust common stock, and no stock unit grant shall be made to an employee with respect to shares of SunTrust common stock which have a fair market value of more than $1,000,000 on the date of the grant. An employee or a director who receives a stock unit grant shall be a general and unsecured creditor of SunTrust with respect to any cash payment called for under the related stock unit agreement. Unless otherwise provided in a stock unit agreement, cash dividends and stock dividends on stock shall increase the number of shares of stock with respect to which a cash payment can be made under a stock unit grant. A stock unit grant may be made subject to the same conditions as a restricted stock grant. No interest in a stock unit grant shall be transferable by an employee or director other than by will or the laws of descent and distribution.

TAX WITHHOLDING

     The exercise or surrender of any option or SAR granted under the 2004 Stock Plan and the acceptance of a stock unit or restricted stock grant shall constitute an employee's or director's full and complete consent to whatever actions the Committee deems necessary to satisfy the minimum federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable with respect to such option, SAR, stock unit or restricted stock grant. The Committee also may provide that an employee or director may elect to satisfy minimum federal and state tax withholding requirements by having a reduced number of shares of SunTrust common stock actually transferred to the employee or director under the 2004 Stock Plan or by having a reduced cash payment made under a stock unit grant. Any such election and any such reduction shall satisfy the conditions to the exemption under Rule 16b-3.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the current principal federal income tax consequences of certain events under the 2004 Stock Plan. The 2004 Stock Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to SunTrust. The provisions of the Code and regulations thereunder relating to these matters are complicated, they change and their impact in any one case may depend upon the particular circumstances.

     (a) Options and Stock Appreciation Rights

          A grantee will not be subject to any federal income tax upon the grant of an option or SAR pursuant to the 2004 Stock Plan.

          A grantee will not recognize income for federal income tax purposes (and SunTrust will not be entitled to any federal income tax deduction) as a result of the exercise of an ISO and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may have an increase in their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

          If the shares transferred pursuant to the exercise of an ISO are disposed of within two years from the date the ISO is granted or within one year from the date the ISO is exercised, the grantee will recognize ordinary income equal to the lesser of (a) the excess of the amount realized on the disposition over the price paid for the shares or (b) the excess of the fair market value of the shares subject to such disposition on the date the ISO was exercised over the price paid for the shares. Any additional gain realized on the disposition will be long term capital gain or short term capital gain, depending on the time period over which the grantee has held the shares. In such case, SunTrust ordinarily will be entitled to a tax deduction for the same amount that the grantee recognizes as ordinary income.

          If the shares transferred upon the exercise of an ISO are disposed of after the ISO holding periods referred to above have been satisfied, long term capital gain or long term capital loss is recognized on the disposition. SunTrust will not be entitled to a federal income tax deduction as a result of such a disposition.

          The grantee will recognize ordinary income upon the exercise of an NQO equal to the excess of the fair market value of the shares of SunTrust common stock purchased at exercise over the option price for such stock unless the sale of the stock at a profit within six months after the "purchase" of the shares subject to the NQO could subject the grantee to a suit under Section 16(b) of the Securities Exchange Act of 1934, in which event the grantee either will need to make an election to be taxed on such spread at the time of such purchase pursuant to Section 83(b) of the Code or will recognize ordinary income equal to the excess of the fair market value of the stock on the earlier of the end of such six month period or the first date within such six month period on which the grantee could sell the stock at a profit without being subject to such a suit over the exercise price for the stock. The US Tax Court has held that the "purchase" of shares subject to an option for this purpose occurs when the option is granted. An employee will also recognize ordinary income upon exercising a SAR equal to the total of any cash received and the fair market value of any shares of the SunTrust common stock received.

          Income tax withholding from the grantee is required on the income recognized by the grantee upon exercise of an NQO or a SAR. SunTrust ordinarily will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the grantee upon exercise of an NQO or a SAR or the ordinary income recognized by the grantee on the disposition of SunTrust common stock acquired pursuant to the exercise of an ISO before the end of the ISO holding period, all subject to the restrictions on deductibility described under "Performance-Based Compensation -- Section 162(m) Requirements" below.

     (b) Restricted Stock

          A grantee will generally recognize ordinary income in an amount equal to the fair market value of the shares subject to the restricted stock grant at the time of vesting. Cash dividends paid to a grantee on shares of restricted stock are treated as ordinary income of the grantee in the year received. SunTrust will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the grantee, subject to the limitations on deductibility contained in Section 162(m).

     (c) Stock Units

          A grantee will recognize ordinary income in an amount equal to the cash payment made to the grantee pursuant to a stock unit grant, and SunTrust will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the grantee, subject to the limitations on deductibility contained in Section 162(m).

     (d) Performance-Based Compensation -- Section 162(m) Requirements

          The terms of the 2004 Stock Plan are intended to allow the Committee to preserve SunTrust's tax deduction under certain events by complying with the terms of Section 162(m) of the Code and applicable regulations. The Committee, therefore, may ensure that grants of options, SARs, stock units and restricted stock to participants who are anticipated to be covered employees under the 2004 Stock Plan qualify as "performance-based compensation" for purposes of Section 162(m), unless the Committee determines it is preferable to do otherwise.

SHAREHOLDER APPROVAL

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE 2004 STOCK PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER WHICH AWARDS ARE GRANTED.

                             ADDITIONAL INFORMATION

SHAREHOLDER NOMINATIONS FOR ELECTION TO THE BOARD

     Any shareholder entitled to vote for the election of directors may make nominations for election to the Board. In accordance with the bylaws, nominations must specify the class (term) of directors to which each person is nominated, must be made in writing and must be delivered to or mailed to and received by SunTrust's Corporate Secretary not earlier than 120 days and not later than 90 days prior to the scheduled date for the Annual Meeting of Shareholders. Next year's meeting is scheduled for April 19, 2005, so shareholder nominations must be submitted not earlier than December 20, 2004 and not later than January 19, 2005. You must include the following information: (i) the name, age, business address and residence address of the proposed nominee;
(ii) the principal occupation or employment of the proposed nominee and an explanation of how the proposed nominee meets the criteria used by SunTrust for the selection of directors as set forth in the subsection "Director Selection Process" under the heading "Election of Directors"; (iii) the total number of shares of SunTrust common stock that, to your knowledge, will be voted for the proposed nominee; (iv) the total number of shares of SunTrust common stock that, to your knowledge, are owned by the proposed nominee; (v) the signed consent of the proposed nominee to serve, if elected; (vi) your name and residence address;
(vii) the number of shares of SunTrust common stock owned by you; and (viii) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

SHAREHOLDER PROPOSALS FOR NEXT YEAR'S MEETING

     Bylaw Provisions. In accordance with SunTrust's bylaws, a shareholder who desires to present a proposal for consideration at next year's Annual Meeting must deliver the proposal to the address set forth below so that it is received no later than the close of business on January 19, 2005. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in SunTrust's stock transfer records), the number of SunTrust shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interest that the shareholder (or any affiliate or associate) may have in the proposal. Proposals should be addressed to SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary.

     Inclusion in Next Year's Proxy Statement. Notwithstanding the bylaw provisions, a shareholder who desires to have his or her proposal included in next year's Proxy Statement must deliver the proposal to SunTrust's principal executive offices (at the address noted above) no later than the close of business on November 2, 2004.

     Presentation at Meeting. For any proposal that is not submitted for inclusion in next year's Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's Annual Meeting, SEC rules permit management to vote proxies in its discretion if SunTrust (a) receives notice of the proposal before the close of business on January 16, 2005 and advises shareholders in next year's Proxy Statement about the nature of the matter and how management intends to vote on such matter or
(b) does not receive notice of the proposal prior to the close of business on January 16, 2005.

RECORD DATE; SHARES OUTSTANDING

     Each shareholder of record at the close of business on February 20, 2004 is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of SunTrust common stock entitles the holder to one vote on any matter coming before a meeting of SunTrust shareholders. On February 20, 2004, the record date for the Annual Meeting, there were 283,641,030 shares of SunTrust common stock outstanding.

QUORUM AND VOTING

     A majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. If a quorum is present, the vote of a plurality of the votes cast by the shares entitled to vote is necessary for the election of directors. The presence of a quorum, either in person or by proxy, and the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required to take most other actions.

     If your shares are held in a brokerage account or by another nominee, you are considered the "beneficial owner" of shares held in "street name", and these proxy materials are being forwarded to you by your broker or nominee (the "record holder") along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, the record holder will be entitled to vote the shares in its discretion on Item 1 (Election of Directors) and Item 2 (Ratifying the Appointment of Auditors), but will not be able to vote your shares on Item 3 (Approval of 2004 Stock Plan) and your shares will be considered a "broker non-vote" on that proposal.

     If your shares are treated as a broker non-vote or abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. Thus, broker non-votes will not affect the outcome of the voting on Item 1 (Election of Directors) or Item 2 (Ratifying the Appointment of Auditors) but will have the same effect as a negative vote on
Item 3 (Approval of 2004 Stock Plan). Abstentions also are counted for purposes of determining the minimum number of affirmative votes required for approval of proposals and, accordingly, have the effect of a vote against those proposals. If a quorum is present, abstentions have no effect on the outcome of voting for directors.

     Only shareholders of record on April 16, 2004 will be entitled to ask questions at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you must obtain and bring to the Annual Meeting a proxy or other evidence of ownership from your broker or nominee giving you the right to vote such shares if you wish to ask a question.

PROXY SOLICITATION

     SunTrust will bear the cost of soliciting proxies. SunTrust has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $8,500 plus expenses. Proxies may also be solicited by SunTrust employees.

CHANGE IN ACCOUNTANT IN 2002

     Arthur Andersen LLP served as SunTrust's independent accountants for 2001. On February 12, 2002 SunTrust determined not to renew the engagement of Arthur Andersen and appointed PricewaterhouseCoopers as its new independent accountants, effective on such date. This determination followed SunTrust's decision to seek proposals from independent accountants to audit SunTrust's financial statements for the fiscal year ending December 31, 2002. The decision not to renew the engagement of Arthur Andersen and to retain PricewaterhouseCoopers was approved by SunTrust's Board of Directors upon the recommendation of its Audit Committee. SunTrust's Chief Financial Officer had made this recommendation to the Audit Committee. The decision was based on proposals from large accounting firms and reflected the Chief Financial Officer's and Audit Committee's judgment as to which firm was best suited to deliver external audits to SunTrust in light of relevant factors such as the firm's depth of experience, breadth of resources, commitment to provide exceptional service, ability to handle transition issues and location of key personnel. Effective March 15, 2002, in conjunction with the filing of SunTrust's Annual Report on Form 10-K for the year ended December 31, 2001, Arthur Andersen was dismissed.

     During SunTrust's fiscal year ended December 31, 2001, and the subsequent interim period through March 15, 2002, there were no disagreements between SunTrust and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within 2001 and the subsequent interim period through March 15, 2002.

     The audit reports of Arthur Andersen on the consolidated financial statements of SunTrust and subsidiaries as of and for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the audit reports of PricewaterhouseCoopers on such financial statements for the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During SunTrust's two most recent fiscal years ended December 31, 2003, and the subsequent interim period through March 1, 2004, SunTrust did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

NEXT YEAR'S ANNUAL MEETING

     Next year's Annual Meeting of Shareholders of SunTrust will be held at 9:30 a.m. on Tuesday, April 19, 2005 in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia.

OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before this Annual Meeting. If other matters are properly introduced, the persons named in the enclosed proxy will vote on such matters as the Board recommends.

March 1, 2004

                                                                       EXHIBIT A

                              SUNTRUST BANKS, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

The audit committee (the "Committee") is appointed by the board of directors of the company to assist the board of directors in fulfilling its oversight responsibilities for the company's accounting and financial reporting processes and audits of the financial statements of the company, by monitoring (1) the integrity of the company's financial statements, (2) the independence and qualifications of its external auditor, (3) the company's system of internal controls, (4) the performance of the company's internal audit process and external auditor, and (5) the company's compliance with laws, regulations and the codes of conduct. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the company's annual meeting proxy statement.

COMPOSITION

The Committee will consist of at least three members of the board of directors. The board will appoint Committee members and the Committee chair on the recommendation of the company's Governance and Nominating Committee. Committee members may be replaced by the board of directors.

Each Committee member shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act, Rule 10A-3 thereunder and the other rules and regulations of the Commission. At least one member shall satisfy the definition of, and be designated as, an "audit committee financial expert", as defined by the Commission; provided, however, that if no member of the Committee satisfies such definition, the Committee shall direct the company to include appropriate disclosures in Commission filings as required by the Commission rules and regulations then in effect. The Committee also shall direct the company to include appropriate disclosures in Commission filings with regard to service by Audit Committee members on the audit committees of other public companies as required by Commission rules and regulations then in effect. No director shall serve as a member of the Committee if such member serves on the audit committee of more than two other public companies unless the board of directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

Committee members shall be barred from accepting any consulting, advisory or other compensatory fee from the company or any subsidiary thereof, other than in the member's capacity as a member of the board of directors and any board committee and that any member shall not be an "affiliated person" of the company or any subsidiary apart from his or her capacity as a member of the board and any board committee.

MEETINGS

The Committee will meet as often as it determines is appropriate, but not less frequently than quarterly. All Committee members are expected to attend each meeting, in person or via tele- or videoconference. The Committee periodically will hold private meetings with management, the internal auditor and the external auditor. The Committee may invite any officer or employee of the company, the external auditor, the company's outside counsel, the Committee's counsel or others to attend meetings and provide pertinent information. Meeting agendas will be prepared by the chief audit executive and provided in advance to members, along with appropriate briefing materials. Minutes will be kept by a member of the Committee or a person designated by the Committee.

AUTHORITY AND RESPONSIBILITY

The Committee has authority to conduct or authorize examinations into any matters within its scope of responsibility. It has sole authority and responsibility to (1) appoint, compensate, retain, and directly oversee the work of the company's external auditor (subject to shareholder ratification if applicable), (2) resolve any disagreements between management and the auditors regarding financial reporting, and (3) pre-approve all audit services and permitted non-audit services provided to the company by its external auditor. It also has authority to:

     - Retain outside advisors, including counsel, as it determines necessary or advisable to carry out its duties.

     - Seek any information it requires from employees--all of whom are directed to cooperate with the Committee's requests--or external parties.

     - Meet with company officers, external auditors, or outside counsel, as necessary.

     - Form and delegate to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

     - Establish detailed pre-approval policies for permitted non-audit services.

The company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the company and to any advisors employed by the Committee.

The Committee, to the extent it deems necessary or appropriate, will carry out the following specific responsibilities:

FINANCIAL STATEMENTS

     - Review and discuss with management and the external auditor significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the company's selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the company's financial statements.

     - Review with management and the external auditor the results of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

     - Review and discuss with management and the external auditor the annual financial statements along with any off-balance sheet structures, including disclosures made in management's discussion and analysis, and recommend to the board of directors whether they should be included in the company's Form 10-K.

     - Review and discuss with management and the external auditor interim financial statements, including the results of the external auditor's review of the quarterly financial statements, before filing the company's Form 10-Q with the Commission or other applicable regulatory filings with regulators.

     - Review disclosures made to the Committee by the company's CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company's internal controls.

     - At least annually prior to the filing of the audit report with the Commission (and more frequently if appropriate), review and discuss reports from the external auditor on (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditor and (3) other material written communications between the external auditor and management, such as any management letter or schedules of unadjusted differences.

     - Review with management and the external auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit.

     - Discuss with management the company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     - Understand how management prepares interim financial information, and the nature and extent of internal and external auditor involvement.

INTERNAL CONTROLS AND RISK MANAGEMENT

     - Consider the effectiveness of the company's internal control systems, including information technology security and control.

     - Meet with management to review the company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company's risk assessment and risk management policies.

     - Understand the scope of internal audit's and external auditor's reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

INTERNAL AUDIT

     - Review with management, the external auditor and the chief audit executive the plans, activities, staffing and organizational structure of the internal audit function, and any recommended changes thereto, as well as staff qualifications. Determine through discussion that internal audit activities conform with the International Standards for the Professional Practice of Internal Auditing promulgated by the Institute of Internal Auditors.

     - Review significant reports to management prepared by internal audit and management's responses.

     - Ensure there are no unjustified restrictions or limitations on the chief audit executive's scope of activities or access to information, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

     - On a regular basis, meet separately with the chief audit executive to discuss any matters that the Committee or internal audit believes should be discussed privately.

     - Review and concur in the appointment, replacement or dismissal of the chief audit executive and have the chief audit executive report, functionally, to the Committee.

EXTERNAL AUDIT

     - Have the external auditor report directly to the Committee.

     - Meet with the external auditor to discuss the external auditor's proposed audit planning, scope, staffing and approach, including coordination of its effort with internal audit. Discuss the coordination of audit efforts to assure completeness of coverage, avoidance of redundant efforts and effective use of audit resources.

     - Obtain and review a report from the external auditor regarding its quality control procedures, and material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more of the independent audits carried out by the firm, and any steps taken to deal with any such issues and all relationships between the external auditor and the company.

     - Evaluate, and present to the board of directors its conclusions regarding, the qualifications, performance and independence of the external auditor, including considering whether the auditor's quality controls are adequate and permitted non-audit services are compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditors.

     - Ensure the rotation of the audit partners as required by law and consider whether in order to assure continuing auditor independence it is appropriate to adopt a policy of rotating the external audit firm on a regular basis.

     - Establish policies concerning the company's hiring of employees or former employees of the external auditor, as required by law and by applicable listing standards.

     - On a regular basis, meet separately with the external auditor to discuss any matters that the Committee or external auditor believes should be discussed privately.

COMPLIANCE

     - Review the effectiveness of the system for monitoring compliance with laws and regulations. The results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance should also be reviewed.

     - Obtain from the external auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

     - Advise the board of directors with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's codes of conduct, including review of the process for communicating the codes of conduct to company personnel and for monitoring compliance.

     - Review with management the policies and procedures with respect to executive officers' expense accounts and perquisites, including their use of corporate assets.

     - Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     - Review and discuss with management and the external auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the company's financial statements or accounting policies.

     - Obtain regular updates from management and company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the company's compliance policies, including disclosures of insider and affiliated party transactions.

REPORTING RESPONSIBILITIES

     - Prepare the report required by the rules of the Commission to be included in the company's annual proxy statement.

     - Regularly report to the board of directors about Committee activities, issues and related recommendations.

     - Provide an open avenue of communication between internal audit, the external auditor, and the board of directors.

     - Review any other reports the company issues that relate to Committee responsibilities.

OTHER RESPONSIBILITIES

     - Perform other activities related to this charter as requested by the board of directors.

     - Institute and oversee special investigations as needed.

     - Review and assess the adequacy of the Committee charter, annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

     - Annually review the Committee's own performance.

                                                                       EXHIBIT B

                              SUNTRUST BANKS, INC.

                                2004 STOCK PLAN

SECTION 1.  BACKGROUND AND PURPOSE

     The name of this Plan is the SunTrust Banks, Inc. 2004 Stock Plan. The purpose of this Plan is to promote the interests of SunTrust and its Subsidiaries through grants to Employees and Directors of Options to purchase Stock, grants of Stock Appreciation Rights and grants of Restricted Stock and Stock Units in order (1) to attract and retain Employees and Directors, (2) to provide an additional incentive to each Employee and Director to work to increase the value of Stock and (3) to provide each Employee and Director with a stake in the future of SunTrust which corresponds to the stake of each of SunTrust's shareholders.

SECTION 2.  DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1.  Board -- means the Board of Directors of SunTrust.

     2.2. Change in Control -- means a change in control of SunTrust of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of SunTrust approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of SunTrust shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of SunTrust) or any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or
(iv) the shareholders of SunTrust approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of SunTrust immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.2(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of SunTrust common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 2.2(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in 2.2(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of SunTrust by the persons described in Section 2.2(iv)(A) immediately before the consummation of such transaction.

     2.3.  Code -- means the Internal Revenue Code of 1986, as amended.

     2.4. Committee -- means a Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and each of whom shall be (or be treated as) an "outside director" for purposes of Section 162(m) of the Code.

     2.5. Covered Employee -- means an Employee whom the Committee on the date he or she is granted an Option, an SAR, Restricted Stock or Stock Units deems likely to be a "covered employee" (within the meaning of Section 162(m) of the Code) as of any date on or after the date of such grant.

     2.6. Director -- means a member of the Board who is not an employee of SunTrust or any Subsidiary or Parent Corporation.

     2.7. Employee -- means a select employee of SunTrust or any Subsidiary whose performance is, in the judgment of the Committee acting in its absolute discretion, directly or indirectly material to the success of SunTrust or such Subsidiary and who is not a Ten Percent Shareholder.

     2.8. Exchange Act -- means the Securities Exchange Act of 1934, as amended.

     2.9. Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with Section 2.9(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. If the closing price for a share of Stock is misquoted or omitted by the applicable publication, the Committee shall directly solicit the information from officials of the stock exchange or from other informed independent market sources.

     2.10. ISO -- means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Section 422 of the Code.

     2.11. NQO -- means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Section 422 of the Code.

     2.12.  Option -- means an ISO or a NQO.

     2.13. Option Agreement -- means the written agreement or instrument which sets forth the terms of an Option granted to an Employee or Director under this Plan.

     2.14. Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.15. Parent Corporation -- means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) of SunTrust.

     2.16. Plan -- means this SunTrust Banks, Inc. 2004 Stock Plan, as amended from time to time.

     2.17. Predecessor Plan -- means the SunTrust Banks, Inc. 2000 Stock Plan as in effect on the effective date of this Plan and as thereafter amended.

     2.18. Restricted Stock -- means Stock granted to an Employee or Director pursuant to Section 8 of this Plan.

     2.19. Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

     2.20. Stock -- means the One Dollar ($1.00) par value common stock of SunTrust.

     2.21. Stock Agreement -- means the written agreement or instrument which sets forth the terms of a Restricted Stock grant or Stock Unit grant to an Employee or Director under this Plan.

     2.22. Stock Appreciation Right or SAR -- means a right which is granted pursuant to the terms of Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

     2.23. SAR Agreement -- means the written agreement or instrument which sets forth the terms of a SAR granted to an Employee under this Plan.

     2.24. SAR Share Value -- means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

     2.25. Stock Unit -- means a contractual right granted to an Employee or Director pursuant to Section 8 to receive a cash payment based on the Fair Market Value of the number of shares of Stock described in such grant.

     2.26. Subsidiary -- means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of SunTrust except a corporation which has subsidiary corporation status under Section 424(f) of the Code exclusively as a result of SunTrust or a SunTrust subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

     2.27. SunTrust -- means SunTrust Banks, Inc., a Georgia corporation, and any successor to such corporation.

     2.28. Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either SunTrust, a Subsidiary or a Parent Corporation.

SECTION 3.  SHARES RESERVED UNDER PLAN

     3.1. Shares. There shall (subject to Section 11) be reserved for issuance under this Plan (a) 14,000,000 shares of Stock plus (b) the number of shares of Stock which would remain available for issuance under the Predecessor Plan if shares were issued on the effective date of this Plan sufficient to satisfy all grants then outstanding under the Predecessor Plan plus (c) the number of shares of Stock subject to grants under the Predecessor Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants; provided, however, only the shares of Stock described in Section 3.1(a) shall be issued in connection with the exercise of ISOs and nothing in this Plan shall affect any grants under the Predecessor Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants.

     3.2. Source of Shares. The shares of Stock described in Section 3.1 shall be reserved to the extent that SunTrust deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by SunTrust. Furthermore, any shares of Stock issued pursuant to a Restricted Stock grant which are forfeited thereafter shall again become available for issuance under this Plan, but any shares of Stock used to satisfy a withholding obligation under Section 14.4 shall not again become available for issuance under this Plan. The exercise of a SAR or a surrender right in an Option shall reduce the number of shares available for issuance under this Plan only to the extent of the shares of Stock, if any, actually issued upon such exercise. Finally, if the Option Price of an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to SunTrust in satisfaction of any condition to a grant of Restricted Stock, such shares thereafter shall be treated the same as any other shares of Stock available for issuance under this Plan.

     3.3. Use of Proceeds. The proceeds which SunTrust receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of SunTrust.

     3.4. Predecessor Plan. No grants shall be made under the Predecessor Plan on or after the date this Plan becomes effective.

SECTION 4.  EFFECTIVE DATE

     This Plan shall be effective on the date the shareholders of SunTrust (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

SECTION 5.  COMMITTEE

     This Plan shall be administered by the Committee. Subject to the provisions of this Plan (including Sections 11, 12, 13 and 14), the Committee shall have the power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make factual determinations relating to Plan grants and correct mistakes in Option, SAR or Stock Agreements, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. Such actions of the Committee shall be binding on SunTrust, on each affected Employee and Director and on each other person directly or indirectly affected by such action. The Committee may delegate such powers and duties, whether ministerial or discretionary, as the Committee may deem appropriate, including, but not limited to, authorizing the Committee's delegate to execute agreements evidencing the grant of Options, SARs, Restricted Stock and Stock Units or other documents on the Committee's behalf.

SECTION 6.  ELIGIBILITY

     Employees shall be eligible for the grant of Options, SARs, Restricted Stock and Stock Units under this Plan. Directors shall be eligible for the grant of Options, Restricted Stock and Stock Units under this Plan.

SECTION 7.  OPTIONS AND SARs

     7.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to Employees and Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate under the circumstances, including in lieu of compensation otherwise payable in cash. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. All Options granted to Directors shall be NQOs.

     7.2. $100,000 Limit. The aggregate Fair Market Value of ISOs granted to an Employee under this Plan and incentive stock options granted to such Employee under any other stock option plan adopted by SunTrust, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year (which begins on or after January 1, 2004) shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with
Section 422(d) of the Code.

     7.3.  Share Limitations.

          (a) Employees. An Employee may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 250,000 shares of Stock.

          (b) Directors. The Directors as a group may not over the life of this Plan be issued in the aggregate more than 500,000 nonforfeitable shares of Stock in connection with the exercise of Options and Restricted Stock grants.

     7.4.  Option Price and Exercise Period.

          (a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 11 of this Plan, the Committee shall not, absent the approval of SunTrust's shareholders, take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options.

          (b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the employment of an Employee or the status of an individual as a Director has terminated for any reason whatsoever, including death or disability.

     7.5.  Method of Exercise.

          (a) Committee Rules. An Option may be exercised as provided in this
     Section 7.5 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

          (b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written notice of exercise in a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

             (1) in cash, electronic funds transfer or a check acceptable to the Committee;

             (2) in Stock which has been held by the Employee or Director for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

             (3) through a broker-facilitated cashless exercise procedure acceptable to the Committee; or

             (4) in any combination of the methods described in this Section 7.5(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

          (c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

     7.6. Nontransferability. Except to the extent the Committee deems permissible under Section 422(b) of the Code and Rule 16b-3 and consistent with the best interests of SunTrust, neither an Option granted under this Plan nor any related surrender rights nor any SAR shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution. Any such Option grant and surrender rights under this Plan and any SAR granted under this Plan shall be exercisable during an Employee's or Director's lifetime, as the case may be, only by the Employee or the Director, provided that in the event an Employee or Director is incapacitated and unable to exercise such Employee's or Director's Option or SAR, such Employee's or Director's legal guardian or legal representative whom the Committee (or its delegate) deems appropriate based on all applicable facts and circumstances presented to the Committee (or its delegate) may exercise such Employee's or Director's Option or SAR, in accordance with the provisions of the Plan and the applicable Option Agreement or SAR Agreement. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee or the Director under this Plan.

     7.7.  SARs and Surrender Rights.

          (a) SARs. The Committee acting in its absolute discretion may grant an Employee a SAR which will give the Employee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value. The Committee shall have the right to make any such grant subject to such additional terms as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement.

          (b) Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give an Employee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option to purchase Stock on any date that

             (1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

             (2) the Option to purchase such Stock is otherwise exercisable.

          (c) Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Employee which specifies the number of shares of Stock as to which the Employee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Employee's option) how he or she desires payment to be made with respect to such shares.

          (d) Payment. An Employee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with an exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of Stock subject to an Option. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Employee and delivered to the Committee (or to its delegate) and (2) to forfeit an Employee's right to payment of cash in lieu of a fractional share of Stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.7 to come within an exemption under Rule 16b-3. Any cash payment under this Section 7.7 shall be made from SunTrust's general assets, and an Employee shall be no more than a general and unsecured creditor of SunTrust with respect to such payment.

          (e) Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow an Employee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

SECTION 8.  RESTRICTED STOCK AND STOCK UNITS

     8.1.  Committee Action.

          (a) General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and Stock Units to Employees and Directors under this Plan from time to time.

          (b) Limitations. Subject to the rules set forth in Section 3 and
     Section 7.3(b), no more than 2,800,000 nonforfeitable shares of Stock shall be issued pursuant to Restricted Stock grants, and no cash payments shall be made with respect to more than 2,800,000 shares of Stock pursuant to Stock Unit grants. In addition, no Restricted Stock grant may be made to an Employee in any calendar year with respect to more than 100,000 shares of Restricted Stock, and the Fair Market Value of the shares of Stock described in any Stock Unit grant to any Employee shall not exceed $1,000,000 on the date as of which the grant is made. Each Restricted Stock grant and each Stock Unit grant shall be evidenced by a Stock Agreement, and each Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Employee's or Director's interest in the related Stock or cash payment will be forfeited.

     8.2.  Conditions.

          (a) Issuance Conditions for Restricted Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to an Employee or Director subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition (which may or may not include performance criteria described in Section 8.2(c)) which the Committee deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such condition and the deadline for satisfying each such condition.

          (b) Forfeiture Conditions for Restricted Stock and Stock Units. The Committee may make Restricted Stock issued to an Employee or Director or the cash otherwise payable under any Stock Unit grant subject to one, or more than one, objective employment, performance or other forfeiture condition (which may or may not include any performance goals described in Section 8.2(c)) which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. An Employee's or Director's nonforfeitable interest in the shares of Stock issued pursuant to a Restricted Stock grant or the cash payment due under any Stock Unit grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock issued pursuant to a Restricted Stock grant shall again become available under Section 3 if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. When a Stock certificate is issued for shares of Restricted Stock, such certificate shall be issued subject to (i) the conditions, if any, described in this Section 8.2(b) and Section 8.2(c) to, or for the benefit of, the Employee or Director and (ii) a stock power in favor of SunTrust in order for SunTrust to effect any forfeitures of such Restricted Stock called for under this Section 8.2(b).

          (c) Performance Goals.

             (1) A performance goal is described in this Section 8.2(c) if such goal relates to (i) SunTrust's return over capital costs or increases in return over capital costs, (ii) SunTrust's total earnings or the growth in such earnings, (iii) SunTrust's consolidated earnings or the growth in such earnings, (iv) SunTrust's earnings per share or the growth in such earnings, (v) SunTrust's net earnings or the growth in such earnings, (vi) SunTrust's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (vii) SunTrust's earnings before interest and taxes or the growth in such earnings, (viii) SunTrust's consolidated net income or the growth in such income, (ix) the value of SunTrust's Stock or the growth in such value, (x) SunTrust's Stock price or the growth in such price, (xi) SunTrust's return on assets or the growth on such return,
        (xii) SunTrust's total shareholder return or the growth in such return,
        (xiii) SunTrust's expenses or the reduction of expenses, (xiv) SunTrust's sales growth, (xv) SunTrust's overhead ratios or changes in such ratios, (xvi) SunTrust's expense-to-sales ratios or the changes in such ratios, (xvii) SunTrust's economic value added or changes in such value added, or (xviii) such other financial performance measures deemed appropriate by the Committee. A performance goal described in this
        Section 8.2(c)(1) may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and may relate to SunTrust as a whole or one or more operating units of SunTrust.

             (2) When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of SunTrust, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting SunTrust, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in SunTrust paying non-deductible compensation to an Employee).

             (3) If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Section 162(m) of the Code, the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under such section of the Code.

     8.3.  Dividends and Voting Rights.

          (a) Cash Dividends. Each Stock Agreement which evidences a Restricted Stock grant shall state whether the Employee or Director shall have a right to receive any cash dividends which are paid after any shares of Restricted Stock are issued to him or to her and before the first day that the Employee's or Director's interest in such Stock is forfeited completely or becomes completely nonforfeitable. If such a Stock Agreement provides that an Employee or Director has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Employee or Director will be eligible to receive one, or more than one, payment in the future to compensate the Employee or Director for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If such a Stock Agreement calls for any such payments to be made, SunTrust shall make such payments from SunTrust's general assets, and the Employee or Director shall be no more than a general and unsecured creditor of SunTrust with respect to such payments. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a cash dividend is paid on the shares of Stock described in a Stock Unit grant, such cash dividend shall be treated as reinvested in shares of Stock and shall increase the number of shares of Stock described in such Stock Unit grant.

          (b) Stock Dividends. If a Stock dividend is declared on a share of Restricted Stock, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and an Employee's or Director's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a Stock dividend is declared on any shares of Stock described in a Stock Unit grant, such dividend shall increase the number of shares of Stock described in such Stock Unit grant.

          (c) Non-cash and Non-Stock Dividends. If a dividend is paid on a share of Restricted Stock or on a share of Stock described in a Stock Unit grant other than in cash or Stock, the disposition of such dividend with respect to such Restricted Stock grant and the treatment of such dividend with respect to such Stock Unit grant shall be effected in accordance with such rules as the Committee shall adopt with respect to each such dividend.

          (d) Voting Rights. An Employee or Director shall have the right to vote shares of Restricted Stock which have been issued pursuant to Section 8.2(b) before his or her interest in such Stock has been forfeited or has become nonforfeitable.

          (e) Nontransferability. No Restricted Stock grant and no shares issued pursuant to a Restricted Stock grant shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution before an Employee's or Director's interest in such shares have become completely nonforfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution except as otherwise provided in the related Stock Agreement.

          (f) Creditor Status. An Employee or a Director to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of SunTrust with respect to any cash payment due under such grant.

     8.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as an Employee's or Director's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.2(b) or Section 8.3 and shall be transferred to the Employee or Director.

SECTION 9.  SECURITIES REGISTRATION

     Each Option Agreement, SAR Agreement and Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Stock Agreement for Restricted Stock, the Employee or Director shall, if so requested by SunTrust, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by SunTrust, shall deliver to SunTrust a written statement satisfactory to SunTrust to that effect. As for Stock issued pursuant to this Plan, SunTrust at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee or Director under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee or Director; however, SunTrust shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

SECTION 10.  LIFE OF PLAN

     No Option or SAR or Restricted Stock or Stock Unit shall be granted under this Plan on or after the earlier of

          (1) the tenth anniversary of the date the Board adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SARs have been exercised in full or no longer are exercisable and all Restricted Stock and Stock Unit grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or

          (2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) and all SARs granted under this Plan and the satisfaction of the forfeiture conditions on Restricted Stock) been issued or no longer is available for use under this Plan and all cash payments due under any Stock Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 11.  ADJUSTMENT

     11.1. Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan, the grant limitations described in Section 7.3 and Section 8.1 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or SARs granted under this Plan and the Option Price of such Options and the SAR Share Value of such SARs as well as the number, kind or class of shares of Stock subject to Restricted Stock grants and the number, kind or class of shares of Stock described in Stock Unit grants under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of SunTrust, including, but not limited to, such changes as stock dividends or stock splits.

     11.2. Mergers. The Board as part of any corporate transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock reserved under

Section 3 of this Plan and the grant limitations described in Section 7.3 and
Section 8.1 of this Plan. Furthermore, the Board as part of any corporate transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock and Stock Unit grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and SAR grants previously made under this Plan and the related Option Price and SAR Share Value for each such Option and SAR, and, further, shall have the right (in any manner which the Board in its discretion deems consistent with Code Section 424(a) and without regard to the grant limitations described in
Section 7.3 or Section 8.1 of this Plan) to make Restricted Stock, Stock Unit, Option and SAR grants to effect the assumption of, or the substitution for, restricted stock, stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, stock unit, option or stock appreciation rights grants.

     11.3. Fractional Shares. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, SAR grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons.

SECTION 12.  CHANGE IN CONTROL

     If there is a Change in Control and the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs, Restricted Stock and Stock Unit grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock and stock unit grants,
(1) each outstanding Option and SAR at the direction and discretion of the Board
(a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by SunTrust in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Employee would have received if on the date set by the Board he or she had exercised his or her SAR in full or if each Employee's and each Director's Option included a right to surrender his or her outstanding Option in full under Section 7.7 of this Plan and such Option had been surrendered in full or (b) may be cancelled unilaterally by SunTrust if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date and (2) the conditions, if any, for the issuance of Restricted Stock and the conditions, if any, for making nonforfeitable all outstanding Restricted Stock grants and all Stock Unit grants may be deemed completely satisfied on the date set by the Board.

SECTION 13.  AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of SunTrust to the extent such approval is required under applicable law, Code Section 422, Rule 16b-3 or any applicable stock exchange rule. The Board also may suspend the granting of Options, SARs, Restricted Stock and Stock Units under this Plan at any time and may terminate this Plan at any time. The Board or the Committee shall have the right to modify, amend or cancel (retroactively or prospectively) any Option, SAR, Restricted Stock or Stock Unit granted before such suspension or termination if (1) the Employee or Director consents in writing to such modification, amendment or cancellation (except that in no case can Options be repriced either by cancellation and regrant or by lowering the exercise price of a previously granted award) or (2) there is a dissolution or liquidation of SunTrust or a transaction described in Section 11 or Section 12 of this Plan. Suspension or termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it with respect to Options, SARs or surrender rights, Restricted Stock or Stock Units granted under this Plan prior to the date of such suspension or termination.

SECTION 14.  MISCELLANEOUS

     14.1. Shareholder Rights. No Employee or Director shall have any rights as a shareholder of SunTrust as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Employee or Director. Subject to Section 8.4, an Employee's or Director's rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Stock Agreement.

     14.2. No Contract of Employment or Director Status. The grant of an Option, SAR, Restricted Stock or Stock Unit to an Employee or a Director under this Plan shall not constitute a contract of employment or an agreement to continue his or her status as an Employee or a Director and shall not confer on an Employee or Director any rights in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Stock Agreement related to his or her Restricted Stock or Stock Unit grant.

     14.3. Share Retention Guidelines. Shares of Stock acquired by an Employee under this Plan upon the exercise of an Option (or related surrender rights) or SAR or upon a grant of Restricted Stock becoming nonforfeitable may be subject to share retention guidelines established by SunTrust.

     14.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock or Stock Unit grant shall constitute an Employee's or Director's full and complete consent to whatever action the Committee deems necessary to satisfy the minimum federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise or such Restricted Stock or Stock Unit grant. The Committee also shall have the right to provide in an Option Agreement, SAR Agreement or Stock Agreement that an Employee or Director may elect to satisfy minimum federal and state tax withholding requirements, if any, through a reduction in the number of shares of Stock actually transferred, or the cash payments to be made, to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

     14.5  Construction.

          (a) Governing Law. This Plan shall be construed under the laws of the State of Georgia (excluding its choice-of-law rules) to the extent not superseded by federal law.

          (b) Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          (c) Conflicts. In the event of a conflict between the terms of this Plan and any Option Agreement, Stock Agreement or SAR Agreement, the terms of the Plan shall prevail.

                                          Executed this ________ day of
                                          ________, 2004.

                                          SUNTRUST BANKS, INC.

                                          By:
                                            ------------------------------------
                                          Title:
                                          --------------------------------------

ATTEST:

--------------------------------------
Title:
     ------------------------------------

(CORPORATE SEAL)

                                                                       EXHIBIT C

                              SUNTRUST BANKS, INC.

                    AUDIT COMMITTEE POLICY FOR PRE-APPROVAL
                        OF INDEPENDENT AUDITOR SERVICES

I.  STATEMENT OF PRINCIPLES

     The Audit Committee of SunTrust Banks, Inc. (the "Committee") is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Committee.

     The appendices to this Policy describe the Audit, Audit-related, Tax and All Other Services that have the pre-approval of the Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Committee specifically provides for a different period. The Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.  DELEGATION

     The Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.  AUDIT SERVICES

     The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

     In addition to the annual audit services engagement approved by the Committee, the Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. The Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be pre-approved separately by the Committee.

IV.  AUDIT-RELATED SERVICES

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved the services listed in Appendix B. All other audit-related services not listed in Appendix B must be pre-approved separately by the Committee.

V.  TAX SERVICES

     The Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Committee has pre-approved the tax services listed in Appendix C. All tax services involving large and complex transactions not listed in Appendix C must be pre-approved separately by the Committee.

VI.  ALL OTHER SERVICES

     The Committee may grant pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Committee has pre-approved all other services listed in Appendix D. Permissible all other services not listed in Appendix D must be pre-approved separately by the Committee.

     A list of the SEC's prohibited non-audit services is attached to this policy as Appendix E. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.  PRE-APPROVAL FEE LEVELS

     Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Committee. Any proposed services exceeding these levels will require specific pre-approval by the Committee.

VIII.  SUPPORTING DOCUMENTATION

     With respect to each proposed pre-approved service, the independent auditor will provide to the Committee detailed back-up documentation regarding the specific services to be performed.

IX.  PROCEDURES

     Requests or applications to provide services that require separate approval by the Committee will be submitted to the Committee by both the independent auditor and company management, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

APPENDIX A

PRE-APPROVED AUDIT SERVICES FOR 2004*

                                                               MAXIMUM FEE PER ENGAGEMENT
SERVICE                                                             NOT TO EXCEED**
Statutory audits or financial audits for subsidiaries or                $100,000
affiliates of the Company

Services associated with SEC registration statements,
periodic reports and other documents filed with the SEC or
other documents issued in connection with securities                    $ 75,000
offerings (e.g., comfort letters, consents), and assistance
in responding to SEC comment letters

Consultations by the Company's management as to the
accounting or disclosure treatment of transactions or events
and/or the actual impact of final or proposed rules,                    $ 50,000
standards or interpretations by the SEC, FASB, or other
regulatory or standard setting bodies

 * These services are in addition to those that are approved in connection with the annual engagement letter with PricewaterhouseCoopers LLP, expected to be entered into in February 2004 and in addition to any services that are specifically pre-approved.
** The fees for all engagements entered into pursuant to this Appendix A not to exceed an aggregate of $300,000.

APPENDIX B

PRE-APPROVED AUDIT-RELATED SERVICES FOR 2004*

                                                               MAXIMUM FEE PER ENGAGEMENT
SERVICE                                                             NOT TO EXCEED**
Due diligence services pertaining to potential business                 $75,000
acquisitions/dispositions

Financial statement audits of employee benefit plans                    $25,000

Reviews of internal controls over financial activities and              $50,000
reporting requirements, including SAS 70 and similar reports

Attestation and agreed-upon procedures related to accounting
and/or billing records required to respond to or comply with            $50,000
financial, accounting or regulatory matters

Subsidiary, equity investee or other related entity audits
or audits of pools of assets not required by statute or                 $50,000
regulation that are incremental to the audit of the
consolidated financial statements

Assistance with implementation of the requirements of SEC
rules or listing standards promulgated pursuant to the                  $50,000
Sarbanes-Oxley Act

 * These services are in addition to those that are approved in connection with the annual engagement letter with PricewaterhouseCoopers LLP, expected to be entered into in February 2004 and in addition to any services that are specifically pre-approved.
** The fees for all engagements entered into pursuant to this Appendix B not to exceed an aggregate of $300,000.

APPENDIX C

PRE-APPROVED TAX SERVICES FOR 2004*

                                                               MAXIMUM FEE PER ENGAGEMENT
SERVICE                                                             NOT TO EXCEED**
U.S. federal, state and local tax planning and advice
regarding the tax consequences of proposed or actual                    $25,000
transactions or the operation of corporate programs

Assistance with U.S. federal, state and local tax filings
(such as preparation of returns and related matters and                 $25,000
assistance with audits by taxing authorities)

Tax advice regarding new statutory, regulatory or                       $25,000
administrative developments

 * These services are in addition to those that are approved in connection with the annual engagement letter with PricewaterhouseCoopers LLP, expected to be entered into in February 2004 and in addition to any services that are specifically pre-approved.
** The fees for all engagements entered into pursuant to this Appendix C not to exceed an aggregate of $75,000.

APPENDIX D

PRE-APPROVED ALL OTHER SERVICES FOR 2004*

                                                               MAXIMUM FEE PER ENGAGEMENT
SERVICE                                                             NOT TO EXCEED**
Risk management advisory services regarding financial or
operational matters, e.g., assessment and testing of                    $50,000
security infrastructure controls

Advisory services related to issues involving regulatory
bodies such as the Federal Reserve Board, the Office of the
Comptroller of the Currency and the Financial Services                  $50,000
Authority and other domestic and international regulatory
bodies

 * These services are in addition to those that are approved in connection with the annual engagement letter with PricewaterhouseCoopers LLP, expected to be entered into in February 2004 and in addition to any services that are specifically pre-approved.
** The fees for all engagements entered into pursuant to this Appendix D not to exceed an aggregate of $200,000.

APPENDIX E

PROHIBITED NON-AUDIT SERVICES

     - Bookkeeping or other services related to the accounting records or financial statements of the audit client

     - Financial information systems design and implementation

     - Appraisal or valuation services, fairness opinions or contribution-in-kind reports

     - Actuarial services

     - Internal audit outsourcing services

     - Management functions

     - Human resources

     - Broker-dealer, investment adviser or investment banking services

     - Legal services or other expert services unrelated to the audit

                              RECYCLED PAPER LOGO

                                      PROXY
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 20,2004.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints John W. Spiegel and Raymond D. Fortin, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 20, 2004, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on reverse and in the accompanying Proxy Statement dated March 1, 2004, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof.

Pursuant to the Proxy Statement, said proxies are directed to vote as indicated on the reverse hereof, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment thereof. By the execution of this Proxy, I acknowledge receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 1, 2004 and a copy of the SunTrust Banks, Inc. 2003 Annual Report.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

DIRECTORS RECOMMEND VOTING FOR THE FOLLOWING PROPOSALS:                 Please mark    [X]
                                                                       your votes as
                                                                        indicated in
                                                                        this example.

1.       Proposal to elect as Directors: (01) J. Hicks Lanier, (02) Larry
         L. Prince, (03) Frank S. Royal, M.D., (04) Robert M. Beall, II and (05) Jeffrey C. Crowe to serve until the Annual Meeting of Shareholders in 2007.

  FOR all nominees           WITHHOLD         INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
listed above (except        AUTHORITY to      NOMINEE,WRITE HIS NAME ON THE LINE BELOW:
   as indicated to     vote for all nominees
   the contrary)           listed above       ------------------------------------------------------------
       [ ]                     [ ]


 2. Proposal to ratify the appointment of           FOR         AGAINST        ABSTAIN
    PricewaterhouseCoopers LLP as independent       [ ]           [ ]            [ ]
    auditors for 2004.

 3. Proposal to approve the Company's 2004          [ ]           [ ]            [ ]
    Stock Plan.



                                                                   -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
                                                                                      Signature(s) of Shareholder

                                                                   Date                                                       , 2004
                                                                       -------------------------------------------------------
                                                                       IMPORTANT: Please date and sign this Proxy exactly as your name or names appear hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative
                                                                       capacity, must give his or her full title. A corporation must sign in full corporate name by its president or other
                                                                       authorized officer. A partnership must sign in partnership name by an authorized person.

-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

DETACH CARD    Please detach proxy at perforation before mailing.
                OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET.

              IF YOU ARE VOTING BY TELEPHONE OR VIA THE INTERNET,
                         PLEASE DO NOT MAIL YOUR PROXY.

  VOTE BY TELEPHONE           VOTE BY INTERNET              VOTE BY MAIL
Call TOLL-FREE using a          Go online to           Return your proxy in the
   touch-tone phone           WWW.VOTEFAST.COM          POSTAGE-PAID envelope
   1-800-542-1160.           to cast your vote.              provided.

                       VOTE 24 HOURS A DAY,7 DAYS A WEEK!
   Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on April 19, 2004, to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

VOTE BY TELEPHONE

Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your control number. Then follow the simple prompts to record your vote.

VOTE BY INTERNET

Have your proxy card available when you go online to WWW.VOTEFAST.COM.You will be prompted to enter your control number. Then follow the simple prompts to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: SunTrust Bank, P.O.Box 4625, Atlanta, GA 30302.

TO CHANGE YOUR VOTE

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. Eastern Time, April 19, 2004, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

          INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(K) PLAN TRUSTEE

The undersigned hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the SunTrust Banks, Inc. 401(k) Plan be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 20, 2004, and at any adjournment thereof, in accordance with the following instructions for the matters described herein. For any other business that may properly come before the Annual Meeting, all such shares shall be voted as the Board of Directors may recommend. THIS INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS. IF YOU DO NOT RETURN YOUR CARD, THE PLAN TRUSTEE WILL NOT VOTE YOUR SHARES.

                                                            Please mark      [X]
                                                           your votes as
                                                           indicated in
                                                           this example.

DIRECTORS RECOMMEND VOTING FOR THE FOLLOWING PROPOSALS:

1. Proposal to elect as Directors: (01) J. Hicks Lanier, (02) Larry L. Prince, (03) Frank S. Royal, M.D., (04) Robert M. Beall, II and (05) Jeffrey C. Crowe to serve until the Annual Meeting of Shareholders in 2007.

  FOR all nominees            WITHHOLD           INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE HIS
listed above (except         AUTHORITY to        NAME ON THE LINE BELOW:
  as indicated to       vote for all nominees
   the contrary)            listed above         -----------------------------------------------------------------------------------
        [ ]                      [ ]

                                                                                       FOR        AGAINST      ABSTAIN
2.       Proposal to ratify the appointment of PricewaterhouseCoopers LLP as           [ ]          [ ]          [ ]
         independent auditors for 2004.

                                                                                       FOR        AGAINST      ABSTAIN
3.       Proposal to approve the Company's 2004 Stock Plan.                            [ ]          [ ]          [ ]

                         (CONTINUED ON THE OTHER SIDE.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

[SUNTRUST LOGO]

                                                   March 1, 2004

To our employee shareholders:

         An improving economy, combined with investments and programs we have put into place, enabled SunTrust to end 2003 with a promising earnings trend. The efforts of our employees resulted in revenue gains in our major lines of business. You are helping us improve efficiency every day and embracing our S(3) + E(2) formula for success.

         As shareholders through the SunTrust 401(k) Plan, we count on you to vote your shares. Read the Instructions to the Plan Trustee card, which gives you the guidelines you need. NOTE: IF YOU DO NOT VOTE YOUR SHARES BY TELEPHONE, INTERNET, OR MAIL, THE PLAN TRUSTEE WILL NOT VOTE YOUR SHARES.

         In addition, we are sending you:

         - The 2003 SunTrust Banks, Inc. Annual Report that details our continuing momentum within a weak economy, and

         - The Proxy Statement describing the business of the 2004 Annual Meeting scheduled for Tuesday, April 20.

When potential customers or investors ask "Why SunTrust?" we know the answer:
Our employees will work hard to exceed their expectations in serving their financial needs.



                                       Sincerely,



                                       /s/ Phil Hummann
                                       -----------------------------------------
                                       L. Phillip Humann
                                       Chairman of the Board, President
                                       and Chief Executive Officer

                                    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 1, 2004 and a copy of the SunTrust Banks, Inc. 2003 Annual Report.

                                    IMPORTANT: PLEASE DATE AND SIGN THIS
                                    INSTRUCTION EXACTLY AS YOUR NAME OR NAMES
                                    APPEAR TO THE LEFT.

                                    Date                                  , 2004
                                        ----------------------------------

                                    Signature
                                             -----------------------------------

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

DETACH CARD     Please detach proxy at perforation before mailing.
                OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET.

              IF YOU ARE VOTING BY TELEPHONE OR VIA THE INTERNET,
                         PLEASE DO NOT MAIL YOUR PROXY.

  VOTE BY TELEPHONE          VOTE BY INTERNET               VOTE BY MAIL
Call TOLL-FREE using a         Go online to            Return your proxy in the
   touch-tone phone          WWW.VOTEFAST.COM           POSTAGE-PAID envelope
   1-800-542-1160.           to cast your vote.              provided.

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

  Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on April 19, 2004, to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

VOTE BY TELEPHONE

Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your control number. Then follow the simple prompts to record your vote.

VOTE BY INTERNET

Have your proxy card available when you go online to WWW.VOTEFAST.COM. You will be prompted to enter your control number. Then follow the simple prompts to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: SunTrust Bank, P.O. Box 4625, Atlanta, GA 30302.

TO CHANGE YOUR VOTE

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. Eastern Time, April 19, 2004, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.